U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COFFEE PACIFICA, INC.

(Name of small business issuer in its charter)

Nevada	100 (Agricultural Production - Crops)	46-0466417
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Suite 201-133 East 8th Ave., Vancouver, B.C., V5T 1R8, Canada

(604) 274-8004

(Address and telephone number of principal executive offices)

Parsons Law Firm

10900 NE 4th Street, Suite 2070

Bellevue, WA, 98004

(425)-451-8036

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered
	Proposed Amount to be registered per unit	Proposed maximum offering price	Maximum aggregate offering	Amount of Registration fee
Common	1,000,000	$1.00[1]	$1,000,000	$92.00
Common	1,050,916	$1.00[1]	$1,050,916	$96.68

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

Coffee Pacifica, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Coffee Pacifica, Inc. shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

COFFEE PACIFICA, INC.

2,050,916 Shares of Common Stock

Dated June 6, 2003

This prospectus relates to the public offering of 2,050,916 shares of common stock of Coffee Pacifica, Inc. ("Coffee Pacifica") consisting of:

a) Primary offering: directly to investors, by Coffee Pacifica, of 1,000,000 shares of common stock of Coffee Pacifica at a price of $1.00 per share. There is no minimum offering, the maximum offering under this prospectus is for 1,000,000 shares. Coffee Pacifica will receive all the proceeds from the sale of these shares; and

b) Selling security holders offering: 1,050,916 shares of Coffee Pacifica's common stock. The selling security holders are listed on pages 12 through 46 of this prospectus. The selling security holders will sell their stock at $1.00 per share until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. None of these security holders are officers, directors, or a significant employee of Coffee Pacifica. Coffee Pacifica will not receive any of the proceeds from the sale of the shares sold by the selling security holders. There is no minimum offering, the maximum offering under this prospectus by selling security holders is 1,050,916 shares.

There currently is no public market for the shares of common stock. It is unlikely that an active public trading market can be established or sustained in the near future. Coffee Pacifica's common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 5, to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The Offering: 2,050,916 Shares Offered	Price Per Share	Total
Public Price	$1.00	$2,050,916
Underwriting Discounts and Commissions		$0.00
Proceeds, before expenses, to Coffee Pacifica		$1,000,000
Proceeds, before expenses, to selling security holders		$1,050,916

This is a "self-underwritten" public offering, with no minimum purchase requirement. Shares will be offered on a best effort basis.

1. Coffee Pacifica is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from the primary offering will be immediately available to Coffee Pacifica for its use.

3. The closing date for the primary offering will be for a maximum period of 90 days from the effective date of this registration statement and may be extended for an additional maximum period of 90 days at Coffee Pacifica's discretion. There is no closing date for the selling security holders offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June 6, 2003.

Item in Form SB-2 Prospectus Caption	Page
Front of Registration Statement and Outside Front Cover Page of Prospectus	1
Inside Front and Outside Back Cover Pages of Prospectus	2
Prospectus Summary Information	4
Risks Factors	5
Risks Related to Our Business:	5
Due to our poor financial position, we may not continue with our operations if we fail to obtain funding from the primary offering, and investors may lose their entire investment	5
Our lack of operating history and competition may adversely affect our ability to implement our business plan
5

    Adverse weather conditions and diseases may negatively impact the cost of and our supply of green coffee beans

Political and social instability in Papua New Guinea may negatively impact our supply of green coffee beans and our purchasing cost

6 6
Fluctuations in the price of green bean coffee may impede our marketing ability	6
Our business may fail because the employee responsible for our U.S. sales has no experience in the coffee industry	6
We have a single product and if demand for green bean coffee decreases our business may fail
7

If we do not raise at least $100,000 (10%) from the primary offering, we will not be able to implement our business plan and our business may fail
7

Our selling shareholders may sell their shares, which may depress the demand for our primary offering
7

Absence of managements' full time participation may negatively affect our operations
7

Risks Related to Owning Coffee Pacifica Common Stock:	7
A substantial majority of our common stock is owned by management and that may reduce your ability to influence our activities	7
Because we will close the primary offering even if we do not raise enough money to implement our business plan you may lose your investment
8

You may not be able to resell your shares because there is no public trading market for our common stock	8
Cautionary Note on Forward-Looking Statements	8
Use of Proceeds	8
Determination of Offering Price	11
Dilution	11
Selling Security Holders	12
Plan of Distribution	47
Legal Proceedings	47
Directors, Executive Officers, Promoters and Control Persons	48
Security Ownership of Certain Beneficial Owners and Management	50
Description of Securities	51
Transfer Agent	51
Interest of Named Experts and Counsel	51
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	51
Organization within Last Five Years	51
Description of Business	52
Management's Discussion and Analysis or Plan of Operation	56
Description of Property	59
Certain Relationships and Related Transactions	59
Market for Common Equity and Related Stockholder Matters	59
Executive Compensation and Options/SAR Grants	60
Financial Statements	60
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	79
Indemnification of Directors and Officers	79
Other Expenses of Issuance and Distribution	79
Recent Sales of Unregistered Securities	80
Exhibits	82
Undertakings	82

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Until _____, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary Information

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making any investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements including the notes thereto.

Coffee Pacifica, Inc.

Coffee Pacifica, Inc. ("Coffee Pacifica") was incorporated on December 21, 2001 in the state of Nevada.

How to communicate with us

Our principal executive office is located at Suite 201, 133 East 8th Avenue, Vancouver, B.C. V5T 1R8, Canada, telephone number is (604) 274 8004, facsimile number is (604) 274 8006 and electronic mail address is Coffpacifica@aol.com. Our corporate registered office is located at 3663 East Sunset Road, Suite 104, Las Vegas, Nevada, 89120.

Our business

We are a development stage company in the process of establishing as a distributor and marketer in the United States and Canada of green bean coffee produced in Papua New Guinea. Full information about our products is contained in the "Business Description" section of this prospectus.

We have no intention to merge with another company or to be acquired by another company, or to act as a blank check company, as that term is defined in Rule 419 (a)(2) of Regulation C under the Rules of the Securities Act of 1933.

The Offering

Common stock offered by Coffee Pacifica	1,000,000 shares

Common stock offered by selling security holders	1,050,916 shares

Common stock to be issued and outstanding after this offering	8,360,521 shares We have no other securities issued.

The offering under this prospectus is for 2,050,916 shares of Coffee Pacifica's common stock that consists of:

a) Primary Offering: 1,000,000 shares of the common stock offered by Coffee Pacifica at an offering price of $1.00 per share. This offering is made directly to investors by Coffee Pacifica on a best efforts basis. Coffee Pacifica is not using an underwriter for this offering. There is no minimum offering. The maximum offering under this prospectus is for 1,000,000 shares. If we are unable to sell the primary offering of 1,000,000 shares and raise the money, we may not be able to implement our business plan and the investors may lose their entire investment.

b) Selling security holders offering: 1,050,916 shares of Coffee Pacifica common stock offered by the selling security holders at an offering price of $1.00 per share. The selling security holders will sell their stock at $1.00 per share until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The shares will not be sold in an underwritten public offering. There is no minimum offering. The maximum offering under this prospectus by selling security holders is 1,050,916. Coffee Pacifica will not receive any proceeds from the sale of selling security holders shares.

Our officers, directors and an employee collectively own 6,309,605 shares of restricted common stock and none of their shares are being offered under this prospectus.

There is currently no market for Coffee Pacifica stock.

Summary Financial Information

The summary financial information set forth below is derived from more detailed financial statements appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our financial statement including notes thereto contained elsewhere in this prospectus.

Income Statement	For the period January 1 2003 to March 31, 2003	For the period from inception December 21, 2001 to December 31, 2002
Revenue	$ 0	$ 0
Net Income (Loss)	$ (19,299)	$ (79,327)
Net Income (Loss) Per Share	$0.00	$ (0.01)

Balance Sheet	March 31, 2003	December 31, 2002
Total Assets	$18,953	$35,808
Total Liabilities	$5,227	$2,783
Shareholders' Equity (Deficit)	$13,726	$33,025

Risk Factors

An investment in our common stock involves a high degree of risk. The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Coffee Pacifica. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus. These risk factors, individually or occurring together, would have a substantially negative effect on Coffee Pacifica's business and would likely cause it to fail.

Risks Related to Our Business

Due to our poor financial position, we may not be able to continue with our operations if we fail to obtain funding from the primary offering, and investors may lose their entire investment

Our ability to continue with our business plan is subject to us obtaining the necessary funding from the primary offering of $1,000,000 under this registration statement and our ability to generate revenue. Our independent auditor, David E. Coffey, CPA, stated in his report dated May 30, 2003, that our financial statements for the first quarter ended March 31, 2003 and year ended December 31, 2002 were prepared assuming that we could continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of zero revenue and accumulated losses of $98,626 incurred to March 31, 2003 since inception.. There are no assurances that we will be successful in selling to investors 1,000,000 shares of our common stock at a price of $1.00 per share and/or generate any revenue. Accordingly, our potential as a going concern could be affected and our ability to continue with our business plan would be harmed. As a result, the investors could lose their entire investment.

Our lack of operating history and competition may adversely affect our ability to implement our business plan

In conducting our initial development activities, we are aware there are other companies conducting similar activities and the demand for green bean coffee is affected by consumer taste and preferences. As a development stage company with little operating capital in a rapidly evolving and highly competitive coffee industry we will encounter financial difficulties. The whole green bean coffee market is highly fragmented and coffee brands are being established across multiple distribution markets. Several competitors are aggressive in obtaining distribution in specialty grocery and gourmet food stores. We will only begin to penetrate these markets, which gives other competitors advantages over us based on their earlier entry into these distribution markets. Competition in the green bean coffee market is intense as relatively low barriers to entry encourage new competitors to enter the green bean coffee market. The new market entrants may have substantially greater financial, marketing and operating resources than us, which may adversely affect our ability to implement our business plan. We may have to curtail or cease our business and our investors may lose their entire investment.

Adverse weather conditions and diseases may negatively impact the cost of and our supply of green coffee beans

Decreased availability of quality green bean coffee would have an adverse affect on our purchasing costs, revenue and profitability and would jeopardize our ability to grow our business. A significant portion of our anticipated revenue will be realized during the Papua New Guinea coffee harvest season, which is from May to August. Any coffee tree and/or coffee bean diseases and/or severe adverse weather conditions such as a prolonged period of drought, would have an adverse effect upon the supply of quality green bean coffee at a reasonable price, which, in turn, would directly impact our ability to market and distribute green bean coffee in the United States and Canada. As a result, our business would be impaired and we may have to curtail or cease our operations and the investors could lose their entire investment.

Political and social instability in Papua New Guinea may also negatively impact our supply of green coffee beans and our purchasing costs

We plan to purchase unprocessed green bean coffee from Papua New Guinea. Consequently, any political, economic and social unrest and/or instability in Papua New Guinea may adversely affect our business operations. In particular, instability in coffee growing regions of Papua New Guinea could result in a decrease in the availability of quality green coffee beans needed for the continued operation and growth of our business. It could also lead to an increase in our purchasing costs and increased operating costs. This may impair our business and we may have to cease or curtail our operations and investors could lose their entire investment.

Fluctuations in the price of green bean coffee may impede our marketing ability

Green bean coffee trades on the commodities market. The supply and price of green bean coffee is affected by multiple factors in the various producing countries including; weather, political, and economic conditions. We plan to sell our green bean coffee on a negotiated basis based upon the supply and demand at the time of purchase/sale. The benchmark (beginning) price will be directly tied to the then current prevailing price of New York "C" futures coffee contracts trading on the New York Coffee, Sugar & Cocoa Exchange. If the cost of green bean coffee increases we may not be able to pass along those costs to our customers because of the competitive nature of the coffee industry. If we are unable to pass along increased coffee costs, our margins will decrease and profitability will suffer accordingly. As a result, our business will be adversely affected and we may have to curtail or cease our operations and the investors could lose their entire investment.

Our business may fail because the employee responsible for our U.S. sales has no experience in the coffee industry

Our ability to implement the marketing and sales strategy is partially dependent on our employee, Brooks Farrell's, ability to increase awareness and recognition of Papua New Guinea grown green bean coffee in United States. Brooks Farrell lacks coffee industry experience and may have difficulty selling the Papua New Guinea grown green bean coffee to roaster retailers, commercial roasters, gourmet roasters and retailers and coffee brokers. Consequently, if our employee fails to implement our marketing and sales strategy or if our employee uses resources on a marketing and sales strategy that ultimately proves unsuccessful our revenue and operating results may be adversely affected and we may have to curtail or cease our operations. As a result, investors could lose their entire investment.

We have a single product and if demand for green bean coffee decreases our business may fail

Our business strategy is centered on a single product, green bean coffee. If the demand for green bean coffee decreases, our business could suffer. If we fail to continue developing and maintaining the quality of the green bean coffee we sell or the farmers allow the quality of the green bean coffee to diminish, our business would be adversely affected. Therefore, our revenue and profitability could be adversely affected. We may have to curtail or cease our operation and investors could lose their entire investment.

If we do not raise at least $100,000 (10%) from the primary offering, we will not be able to implement our business plan and our business may fail

If we fail to raise at least $100,000 from this offering we will be unable to implement our business plan and we will be forced to restrict our operations and to find alternate sources of financing. If we are forced to find alternate sources of financing and are unsuccessful in securing such financing on acceptable terms we may not be able to operate our business.

Our selling security holders may sell their shares, which may depress the demand for our primary offering

The selling security holders will sell their stock at $1.00 per share, until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders selling price of their shares will not necessarily be dependent on the price for which we are offering the shares. We may not be able to sell our primary offering shares if the shares sold by the selling security holders are sold for a price that is less than the price for which Coffee Pacifica is selling its primary offering shares. Consequently, we may not be able to raise the necessary cash to complete our business development. In such event, our business may fail.

Absence of managements' full time participation may negatively affect our operations

Our officers, directors and a employee are engaged in other activities that could divert their time away from our activities and could conflict with our business interests, harming our ability to market and distribute green bean coffee produced in Papua New Guinea. If our officers, directors and a employee are not able to devote sufficient time to our business activities, our ability to operate at a profit could be harmed. Our officers, directors and a employee may have difficulty in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Specifically, Shailen Singh has been our President, Chief Executive Officer and Treasurer and one of our directors since our inception. Shailen Singh is a self-employed accountant. Jon Yogiyo, has been one of our directors since inception and has also been working with the Coffee Industry Corporation of Papua New Guinea for the past 27 years. At present, Mr. Yogiyo is the general manager of the Extension Services Division and Brooks Farrell, a employee, is pursuing real estate development opportunities. Neither, Mr. Singh, Mr. Yogiyo nor Mr. Farrell dedicates their entire business hours to our operations. We believe that obtaining $1,000,000 (100%) funding from the primary offering under this prospectus, will allow Mr. Singh, Mr. Yogiyo and Mr. Farrell to increase the time they dedicate to our business. However, the potential for conflicts of interest will still exist between Coffee Pacifica and Mr. Singh, Mr. Yogiyo and Mr. Farrell for future business opportunities. As such, our business may be impaired and we may have to cease our operation and the investors may lose their entire investment.

Risks related to owning Coffee Pacifica Common Stock

A substantial majority of our common stock is owned by management and that may reduce your ability to influence our activities

Prior to this offering our officers, directors and a significant employee collectively owned approximately 85.72% of our outstanding shares of common stock, and after the offering of 1,000,000 shares of the common stock our officer, directors and a significant employee will collectively own approximately 75.46% allowing these security holders to control matters requiring approval of our shareholders. Such concentrated control of the company may adversely affect the price of our common stock in that it may be more difficult for Coffee Pacifica to attract investors because such investors will know that matters requiring shareholder consent will likely be decided by our officers, directors and a significant employee. Our officers, directors and a significant employee can control matters requiring approval by our security holders, including the election of directors. Moreover, if our officers, directors and a significant employee decide to sell a substantial number of their shares, investors will likely lose confidence in our ability to earn revenue and will see such a sale as a sign that our business is failing. Each of these factors, independently or collectively, will likely harm the market price of our stock.

Because we will close the primary offering even if we do not raise enough money to implement our business plan you may lose your investment.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately available for use by us. We may not raise enough money to implement our business plan. No money will be refunded to investors under any circumstances. As a result, investors may lose their entire investment.

You may not be able to resell your shares because there is no public trading market for our common stock

There is no public trading market and an active public market may not be develop for our common stock. Consequently, there is no central place such as a stock exchange or electronics trading system, to resell your shares. You may not be able to find purchasers for your shares of our common stock. If you cannot resell your shares then you may not be able to recoup your investment.

Cautionary Notes on Forward-Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. Coffee Pacifica uses forward-looking statements that you can identify by words or terminology such as "may", "should", "could", "predict", "potential", "continue", "expect", "anticipate", "future", "intend", "plan", "believe", "estimate" and similar expressions (or the negative of these expressions). Actual results, levels of activity, performance, achievements and events are most likely to vary materially from those implied by the forward-looking statements. These statements are based on current beliefs, expectations and assumptions of Coffee Pacifica and are subject to uncertainties and a number of risks as described in this "Risk Factors" section and elsewhere in this prospectus.

Use of Proceeds

We intend to raise $1,000,000 from the sale of 1,000,000 shares of common stock at $1.00 per share. This offering has a maximum amount of $1,000,000, and no minimum. We do not intend to return any stock sales proceeds to investors if the maximum amount is not raised.

The offering expenses associated with this offering are estimated to be $22,000. Up to March 31, 2003, Coffee Pacifica has paid $15,700 of the budgeted offering expenses; attorney fees $10,000 and auditor's fees $5,700. As at March 31, 2003, Coffee Pacifica had a balance of $14,853 in cash deposited in the bank. This will allow Coffee Pacifica to pay the entire expenses of this offering from cash on hand if no funds are raised under this offering.

The following table indicates how Coffee Pacifica will use the proceeds of this offering, assuming 100% of the primary offering is sold. Items are not listed in an order of priority. The gross aggregate proceeds, assuming 100% of the primary offering is sold, will be $1,000,000.

Gross Proceeds	$1,000,000
Estimated Offering Expenses	22,000
Total Net Proceeds	$978,000
Uses of Net Proceeds
Coffee Costs	344,750
Papua New Guinea Cost	98,500
General & Administration	118,200
Marketing & Selling	118,200
Financial	88,650
Working Capital	209,700
Total Uses of Net Proceeds	$978,000

The above expenditure items are defined as follows:

Coffee Cost: All cost associated with purchase of unprocessed (parchment) green coffee beans, casual workers wages and cost of transportation of the green beans to the warehouse for processing.

Papua New Guinea Cost: All costs and expenses related to our PNG operations incurred in PNG by 100% owned subsidiary Coffee Pacifica PNG Ltd. These costs include one time purchase of sorting, grading, weighing and packaging equipment. A truck leasing cost, direct and indirect labor cost for graders, packers and administration employees. Also, includes office cost, telephone, utilities, warehouse rental and general and miscellaneous expenses.

General and Administration: All direct and indirect material, labor, and overhead cost incurred at Coffee Pacifica's corporate head office in Las Vegas, Nevada including employee salaries and benefits, office rent, office supplies, telephone and facsimile, utilities, postage, courier, freight, travel and accommodation, license fees, automobile expenses, equipment leases and other miscellaneous expenses.

Marketing and Selling: Expenses include commission, printing, advertising and promotional expenses, and web site administration.

Financial: Expenses consist of accounting fees, legal fees, treasury function expenses, transfer agent fees, insurance, investor relations, bank charges, letter of credit charges, membership and subscriptions.

Working Capital: Excess cash on hand to be invested primarily in treasury bills but available to pay for expenses not defined in other expenditure items including anticipated payment in future of salaries and benefits to our officers, directors and employees. As of the date of this prospectus, we do not have any agreements or arrangements in place with our officers, directors and employees for any payment of salaries and benefits. Discussion regarding annual compensation for our officers, directors and employees is contained under the section "Executive Compensation" of this prospectus.

There is no assurance that Coffee Pacifica will raise the full $1,000,000 under the primary offering as anticipated. The following is the breakdown of how Coffee Pacifica will use the proceeds if only 10 percent, 25 percent, 50 percent, or 75 percent of the total primary offering amount is raised:

	10%	25%	50%	75%
Gross Proceeds	$100,000	$250,000	$500,000	$750,000
Estimated Offering Expenses	22,000	22,000	22,000	22,000
Total Net Proceeds	$78,000	$228,000	$478,000	$728,000
Uses of Net Proceeds
Coffee Cost	29,750	82,250	169,750	257,250
Papua New Guinea Cost	8,500	23,500	48,500	73,500
General and Administration	10,200	28,200	58,200	88,200
Marketing and Selling	10,200	28,200	58,200	88,200
Financial	7,650	21,150	43,650	66,150
Working Capital	11,700	44,700	99,700	154,700
Total Uses of Net Proceeds	$78,000	$228,000	$478,000	$728,000

If only 10% of the offering is sold, Coffee Pacifica will be forced to implement its plan of operation on a severely restricted basis and we will be forced to find alternate sources of financing which cannot be assured. A lack of sufficient funds may cause us to cease our operations.

If only 25% of the offering is sold, Coffee Pacifica will be able to further its plan of operations on a limited basis but without ability to purchase significant amounts of unprocessed green coffee beans. Therefore, lack of sufficient supplies may cause the business to fail.

In the event that only 50% of the offering amount is raised, Coffee Pacifica would be able to further its plan of operation; however, its activities would be severely restricted. Without the ability to aggressively pursue Coffee Pacifica's plan of operations, it is likely that it would take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

Coffee Pacifica does not intend to return stock sales proceeds to investors under any circumstances. If Coffee Pacifica is unable to raise sufficient additional funds from the sale of stock, the selling security holders may find that there is no market developed to allow those selling security holders to sell their shares. The money Coffee Pacifica has raised thus far from selling stock to its present shareholders will be sufficient to pay all expenses of this offering. We estimate that amount to be $22,000. The total amount of the money raised from the sale of the 1,000,000 shares being offered by Coffee Pacifica under the primary offering will be used for purposes of furthering our plan of operations, as detailed in the "Plan of Operation" section of this prospectus.

If we raise an amount less than 10% of the full primary offering, we will be forced to severely scale back the implementation of our business plan and operations. The extent of such restrictions cannot be known at this time, but we anticipate the restrictions to force us to: cut back on our marketing activities and administration costs; we would likely not be able to rent any warehouse or office space; and we may not be able to purchase any green bean coffee during the current year. We would also be forced to obtain additional and different sources of financing in order to continue to implement our business plan and to continue our operations. We cannot be assured of securing needed financing on acceptable terms.

Determination of Offering Price

There is no established market for our common stock. Our offering price for shares sold pursuant to this offering is set at $1.00. The existing shareholders paid $0.10 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Coffee Pacifica's common stock) and the high level of risk considering the lack of operating history of Coffee Pacifica. The selling security holders, however, will sell their stock at a price determined by the market, and may not be the same price as is sold by Coffee Pacifica. The selling security holders will sell their shares of common stock at $1.00 per share, until Coffee Pacifica's securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or a privately negotiated price.

Dilution

Coffee Pacifica is offering shares of its common stock for $1.00 per share through this primary offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $0.001 and $0.10 per share. Shailen Singh, Jon Yogiyo and Brooks Farrell purchased 100,000 shares each at $0.001 per share on January 3, 2002. On June 29, 2002, Shailen Singh, Jon Yogiyo and Brooks Farrell purchased 2,000,000 shares each at $0.001 per share. On June 30, 2002, Brooks Farrell purchased 9,605 shares at $0.10. Shailen Singh, Jon Yogiyo and Brooks Farrell collectively own 6,309,605 shares of restricted common stock and 318 selling security holders own 1,050,916 shares of common stock of Coffee Pacifica. The 6,309,605 shares collectively owned by Shailen Singh, Jon Yogiyo and Brooks Farrell cost approximately $0.001 per share. The total amount of consideration paid collectively by Shailen Singh, Jon Yogiyo and Brooks Farrell for their 6,309,605 shares of common stock was $7,260.50. None of the 6,309,605 shares are offered or registered under this prospectus.

If 100% of the Shares are Sold

At December 31, 2002, based on 7,360,521 shares issued and outstanding, the net tangible book value per share is $0.0045. If the entire primary offering of 1,000,000 shares is sold and net proceeds of $978,000 received, there will be an immediate increase in the net tangible book value by $0.1164 to $0.1209. Resulting in immediate dilution of 87.91% to be absorbed by the purchasers of the primary offering or immediate dilution from $1.00 to $0.1209. Alternatively, the net tangible book value of all the shares owned by all the existing shareholders of Coffee Pacifica will increase by $0.1164 to $0.1209 without any additional investment on their part. After completion of this offering, if 1,000,000 shares are sold, you will own approximately 11.96% of the total number of shares then outstanding of which you would have made an investment of $1.00 per share or $1,000,000. Our existing shareholders will own approximately 88.04% of the total number of shares then outstanding. Shailen Singh, Jon Yogiyo and Brooks Farrell whose shares cost approximately $ 0.001 per share will see an increase in tangible book value of their share to $0.1209 per share.

If 75% of the Shares are Sold

At December 31, 2002, based on 7,360,521 shares issued and outstanding, the net tangible book value per share is $0.0045. If 75% of the primary offering, 750,000 shares are sold and net proceeds of $728,000 received, there will be an immediate increase in the net tangible book value by $0.0893 to $0.0938. Resulting in immediate dilution of 90.62% to be absorbed by the purchasers of the primary offering or immediate dilution from $1.00 to $0.0938. Alternatively, the net tangible book value of all the shares owned by all the existing shareholders of Coffee Pacifica will increase by $0.0893 to $0.0938 without any additional investment on their part. After completion of this offering, if 750,000 shares are sold, you will own approximately 9.25% of the total number of shares then outstanding of which you would have made an investment of $1.00 per share or $750,000. Our existing shareholders will own approximately 90.754% of the total number of shares then outstanding. Shailen Singh, Jon Yogiyo and Brooks Farrell whose shares cost approximately $ 0.001 per share will see an increase in tangible book value of their share to $0.0938 per share.

If 50% of the Shares are Sold

At December 31, 2002, based on 7,360,521 shares issued and outstanding, the net tangible book value per share is $0.0045. If 50% of primary offering, 500,000 shares is sold and net proceeds of $478,000 received, there will be an immediate increase in the net tangible book value by $0.0605 to $0.065. Resulting in immediate dilution of 93.5% to be absorbed by the purchasers of the primary offering or immediate dilution from $1.00 to $0.0650. Alternatively, the net tangible book value of all the shares owned by all the existing shareholders of Coffee Pacifica will increase by $0.0605 to $0.065 without any additional investment on their part. After completion of this offering, if 500,000 shares are sold, you will own approximately 6.36% of the total number of shares then outstanding of which you would have made an investment of $1.00 per share or $500,000. Our existing shareholders will own approximately 93.64% of the total number of shares then outstanding. Shailen Singh, Jon Yogiyo and Brooks Farrell whose shares cost approximately $ 0.001 per share will see an increase in tangible book value of their share to $0.065 per share.

If 10% of the Shares are Sold

At December 31, 2002, based on 7,360,521 shares issued and outstanding, the net tangible book value per share is $0.0045. If 10% of the primary offering of, 100,000 shares is sold and net proceeds of $78,000 received, there will be an immediate increase in the net tangible book value by $0.0104 to $0.0.0149. Resulting in immediate dilution of 98.51% to be absorbed by the purchasers of the primary offering or immediate dilution from $1.00 to $0.0149. Alternatively, the net tangible book value of all the shares owned by all the existing shareholders of Coffee Pacifica will increase by $0.0104 to $0.0149 without any additional investment on their part. After completion of this offering, if 100,000 shares are sold, you will own approximately 1.34% of the total number of shares then outstanding of which you would have made an investment of $1.00 per share or $100,000. Our existing shareholders will own approximately 98.66% of the total number of shares then outstanding. Shailen Singh, Jon Yogiyo and Brooks Farrell whose shares cost approximately $ 0.001 per share will see an increase in tangible book value of their share to $0.0149 per share.

Following is a table detailing dilution to investors if 100%, 75%, 50%, or 10% of the primary offering is sold.

	100%	75%	50%	10%
Net tangible book value per share prior to stock sale	0.0045	0.0045	0.0045	0.0045
Net tangible book value per share after stock sale	0.1209	0.0938	0.0650	0.0149
Increase in net book value per share due to stock sale	0.1164	0.0893	0.0605	0.0104
Dilution from the public offering price	0.8791	0.9062	0.9350	0.9851

Selling Security Holders

The selling security holders named in this prospectus are offering 1,050,916 of the 2,050,916 shares of common stock offered through this prospectus. The shares include the following:

1. 255,000 shares of Coffee Pacifica's common stock that the selling security holders acquired from Coffee Pacifica in an offering that was relied upon as being exempt from registration under Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, and completed on June 30, 2002.

2. 238,666 shares of Coffee Pacifica's common stock that were issued under Section 4(2) and Rule 504 of Regulation D to the selling security holders in lieu of cash payments on June 30, 2002.

3. 305,000 shares of Coffee Pacifica's common stock issued to selling security holders under Rule 504 of Regulation D and completed on June 30, 2002.

4. 252,250 shares of Coffee Pacifica's common stock issued to selling security holders under Section 4(2), Rule 504 of Regulation D and Regulation S and completed on October 31, 2002.

The 305 farmers, who are our shareholders, each purchased 1,000 shares of our common stock at a price of $0.10 per share. These farmers were offered shares of Coffee Pacifica based on their green bean coffee production history, location and size of their farms, coffee tree population, species and grades of arabica coffee produced. Each of the 305 coffee bean farmers were offered to purchase shares at $0.10 each in only 1,000 share per purchaser increments for a total investment of $100 each. In the rural areas of Papua New Guinea most residents do not possess individual street addresses. Because of this anomaly many Papua New Guinea residents share the same addresses, such as a post office box number, which are located at a central location. Many of the selling shareholders share the same mailing address due to this peculiarity of Papua New Guinea.

The remaining selling security holders may be deemed underwriters within the definition of Section 2(a)(11) of the Securities Act.

The following table provides as of March 31, 2003, information regarding the beneficial ownership of the common stock held by each of the selling security holders:

1. Number of shares owned by each before this offering;

2. Position with Coffee Pacifica;

3. Total number of shares that are to be offered for each;

4. Total number of shares that will be owned by each upon completion of the offering;

5. Percentage owned by each; and

6. Identity of the beneficial holder of any entity that owns the shares.

	Name and Address of Selling Shareholders	Beneficial Owners	Family Relationship with Management	Position with Coffee Pacifica	Shares owned prior to this offering	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent owned upon completion of this offering
1	Oruo A`a PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
2	Aba Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Peter Kopyne		None	1,000	1,000	0	0%
3	Dickson Abi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
4	Kiatrio Abisinito PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
5	Kembris Agoga PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
6	Leokurale Agoi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
7	Kuntia Agua PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
8	Jeoffrey Ahoto PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
9	Aron Aizeko PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
10	Billy Ajantuhe PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
11	Kil Ak PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
12	Pora Ake PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
13	Akil Pty Ltd PO Box 164, Goroka, EHP, Papua New Guinea, 443	Joe Hatemo		None	1,000	1,000	0	0%
14	Ambaura B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Kollen Upa		None	1,000	1,000	0	0%
15	Amgal Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Phillip Kang		None	1,000	1,000	0	0%
16	Amoi B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	David Amoi		None	1,000	1,000	0	0%
17	Simon Anakapu PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
18	Uako Ano PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
19	Arebugura Coffee Producers Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Nicky Motipe		None	1,000	1,000	0	0%
20	Asanawe Small Coffee Marketing Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Simpson Atare		None	1,000	1,000	0	0%
21	John Asaro PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
22	Issac Asime PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
23	Aulimp Kuk B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Paul Kuk		None	1,000	1,000	0	0%
24	Saki Awuto PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
25	Kauti Baibuta PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
26	Patrick Bang PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
27	Sime Bangkomo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
28	Bek Bauke PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
29	Senglap Berip PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
30	Kefe Binene PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
31	Sailas Binene PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
32	Francis Biroro PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
33	Block Whagi B/G Koporetif, PO Box 164, Goroka, EHP, Papua New Guinea, 443	Jackson Kaman		None	1,000	1,000	0	0%
34	Steven Bob PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
35	Phillip Bobby PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
36	Muo Boka PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
37	Lawrence Doyle Brown and Dorothy Evelyn Mae Brown 1226 Mayfair Road, Comox, B.C. Canada, V9M 4C2			None	50,000	50,000	0	0%
38	Mark Gordon Brown Box 3237, Mission, B.C. Canada, V2V 4J4			None	92,500	92,500	0	0%
39	Bunum Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Willie Kup		None	1,000	1,000	0	0%
40	Buri B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Benzamine Rom		None	1,000	1,000	0	0%
41	Central Coffee Producers Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Amaia Turua		None	1,000	1,000	0	0%
42	Country Coffee Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Mariko Tandewa		None	1,000	1,000	0	0%
43	Railal Singh Dadiala #19 12468 82nd Avenue, Surrey, B.C. Canada, V3W 3E9			None	10,000	10,000	0	0%
44	Thomas Dagima PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
45	Solomon Damina PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
46	Daribe Bomai Organic Coffee Producers Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Mark Warelu		None	1,000	1,000	0	0%
47	Billie Dats PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
48	Yugui De PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
49	Dobel Farming Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Gabriel Timbi		None	1,000	1,000	0	0%
50	Domil Organic Coffee Growers Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	John Waime		None	1,000	1,000	0	0%
51	Thomas Dot PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
52	Kalpa Dupnui PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
53	Eka Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Heti Kuro		None	1,000	1,000	0	0%
54	Emil Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Gemoe Luhuva		None	1,000	1,000	0	0%
55	Emuk Trading Ltd PO Box 164, Goroka, EHP, Papua New Guinea, 443	Ralph Emuk		None	1,000	1,000	0	0%
56	Epahoi B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	John Palan		None	1,000	1,000	0	0%
57	Harry Eremuge PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
58	Eroka Plantation Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Vincent Opene		None	1,000	1,000	0	0%
59	Dorothy Jean Farrell General Delivery, Egmont, B.C. Canada, V0N 1N0		Mother of Brooks Farrell	None	10,000	10,000	0	0%
60	Kerry Lee Farrell 2993 132nd Street, B.C. Canada, V4P 1J9		Brother of Brooks Farrell	None	34,500	34,500	0	0%
61	Michael Patrick Farrell 32625 14th Avenue, Mission, B.C. V2N 2N8		Brother of Brooks Farrell	None	67,250	67,250	0	0%
62	Bono Fiya PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
63	Foma Pty Ltd PO Box 164, Goroka, EHP, Papua New Guinea, 443	Luke Aimos		None	1,000	1,000	0	0%
64	FS Trading Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Lulu Jakutewa		None	1,000	1,000	0	0%
65	Miakele Gahale PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
66	Edward Gantuela PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
67	Gebo Coffee Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Andrew Kelao		None	1,000	1,000	0	0%
68	Okesana Gehamo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
69	Getoruka B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Apie Atuwaio		None	1,000	1,000	0	0%
70	Paul Gigmi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
71	Gihie B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Kasup Kama		None	1,000	1,000	0	0%
72	Michael Gising PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
73	Paul Goimba PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
74	Gole Kopi Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Thomas Kapilio		None	1,000	1,000	0	0%
75	Gomena Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	James Homino		None	1,000	1,000	0	0%
76	Gomohiza Pty Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Tmothy Asitore		None	1,000	1,000	0	0%
77	Gopito Gopie PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
78	James Walker Graham and Thelma Phyllis Graham # 22 6516 Chambord Place, Vancouver, B.C. Canada, V5S 4P2			None	10,000	10,000	0	0%
79	James Hugh Guifoyle 9589 Brenda Street, Mission, B.C. Canada, V2X 5X4			None	30,000	30,000	0	0%
80	Marie-Claire Guitard and Gerald Arthur Guitard 6763 152nd Street Surrey, B.C. V3S 3L3			None	70,000	70,000	0	0%
81	Hagifagi Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Peter Negiso		None	1,000	1,000	0	0%
82	David Gordon Hamilton 33469 5th Avenue, Mission, B.C. V2V 1W5			None	100,000	100,000	0	0%
83	Hefioza B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Himoni Tauta		None	1,000	1,000	0	0%
84	Peter Hinome PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
85	HMS Coffee Growers Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Issac Keau		None	1,000	1,000	0	0%
86	Jack Hogaka PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
87	Martin Honile PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
88	Mahias Hunguko PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
89	Ipmani Coffee Producers Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Aitape Moruwo		None	1,000	1,000	0	0%
90	Irumpa B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Bilio Konio		None	1,000	1,000	0	0%
91	Lawere Isembo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
92	Isten Hilens Rural Coffee Producers Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Tokauyo Gaberiel		None	1,000	1,000	0	0%
93	Anna James PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
94	Patti John PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
95	Kafana B/G Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Konisimo Neza		None	1,000	1,000	0	0%
96	Megadne Kahento PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
97	Kaintiba Coffee Producers Koporetif PO Box 164, Goroka, EHP, Papua New Guinea, 443	James Tobias		None	1,000	1,000	0	0%
98	Pato Kakarya PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
99	Wats Kalaga PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
100	Aibuka Kang PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
101	Tony Kapul PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
102	Karamui Nomane Organic Coffee Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Inoch Pahe		None	1,000	1,000	0	0%
103	Koime Kare PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
104	Kawepini B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Francis Weka		None	1,000	1,000	0	0%
105	John Keglam PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
106	George Keiya PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
107	Andrew Kelao PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
108	David Kene PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
109	Andy Kenemote PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
110	Ketarobo B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Mata Sete		None	1,000	1,000	0	0%
111	Auwo Ketauwo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
112	Gabriel Ketepa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
113	Leo Kewa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
114	Simon Kiak PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
115	Kianwa Trading Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Kong Wera		None	1,000	1,000	0	0%
116	George Kiap PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
117	Kibiga Pty Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Thomas Kelua		None	1,000	1,000	0	0%
118	Kar Kil PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
119	Kindin Kilam PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
120	Philip Kingibi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
121	Sapom Kipa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
122	Kisara Coffee Producers Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Mare Kimito		None	1,000	1,000	0	0%
123	Henry Koi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
124	George Koim PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
125	Koma Kuta Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Dom Tape		None	1,000	1,000	0	0%
126	Koman Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	John Pena		None	1,000	1,000	0	0%
127	Hafu Komorufa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
128	Konampa B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Apolo Arugo		None	1,000	1,000	0	0%
129	Kont Peng Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Kuk Simon		None	1,000	1,000	0	0%
130	Poiya Kopa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
131	Pugma Kopi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
132	Korende B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Lulu Makatu		None	1,000	1,000	0	0%
133	William Kua PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
134	John Kuk PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
135	Leo Kum PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
136	Ten Kum PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
137	Wara Kum PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
138	Pini Kumi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
139	Simon Kunagil PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
140	Glen Kundin PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
141	Kupan B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Rut Langap		None	1,000	1,000	0	0%
142	Wandi Kupiwa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
143	Anis Kuri PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
144	Kuro Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Gito Hohove		None	1,000	1,000	0	0%
145	Joe Kurumabuno PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
146	Kurump Farm B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Michael Kop		None	1,000	1,000	0	0%
147	Jimmy Kusi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
148	Kuta Planter Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Daniel Wandaki		None	1,000	1,000	0	0%
149	Mathias Kutapore PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
150	Lambu Coffee Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Robin Hulupe		None	1,000	1,000	0	0%
151	Lapilo Plantation Pty Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Aupe Sogabo		None	1,000	1,000	0	0%
152	Makeu Lekesave PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
153	Ligo Coffee Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Zetro Nome		None	1,000	1,000	0	0%
154	Philip Lomutopa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
155	Lowuvana Coffee Producers Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Peter Peko		None	1,000	1,000	0	0%
156	Mathew Lukas PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
157	Maili Plantation Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Paul Williams		None	1,000	1,000	0	0%
158	Harry Maingel PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
159	Dokta Maip PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
160	Paul Maki PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
161	Paul Mambuga PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
162	Brian Mandi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
163	Las Mangi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
164	Whisky Maniho PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
165	Maramuligo B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	William Pupune		None	1,000	1,000	0	0%
166	Mareya Investment Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Lennie Aparima		None	1,000	1,000	0	0%
167	Mari B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Bob Homino		None	1,000	1,000	0	0%
168	Mon Mark PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
169	Michael Markap PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
170	Korohasu Masuve PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
171	Russell Megiso PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
172	Manu Megusa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
173	Toto Mehuwo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
174	David Mehuwo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
175	Meniharove B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Kopi Manove		None	1,000	1,000	0	0%
176	Meteko Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Timothy Anis		None	1,000	1,000	0	0%
177	George Metekoi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
178	Max Minimbi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
179	Mitege Coffee Growers Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Jack Gawowo		None	1,000	1,000	0	0%
180	Hemmy Mitio PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
181	Sir Akepa Miyakuwe PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
182	Kuro Mogona PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
183	Andrew Moka PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
184	Rodney Mole PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
185	Keluwe Mongi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
186	Mark Monimo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
187	Morobe Coffee Producers Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Pisom Moyor		None	1,000	1,000	0	0%
188	Baru Morofa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
189	Paul Motepe PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
190	Muku Agriculture Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Titus Wandepo		None	1,000	1,000	0	0%
191	Zazae Muliho PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
192	William Mumuti PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
193	Julian Munom PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
194	Makinta Muramul PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
195	Tony Namaro PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
196	Paul Nana PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
197	Afeke Neng PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
198	Saina Nilsup PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
199	Nimikere B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Martin Susulo		None	1,000	1,000	0	0%
200	Mark Nopnop PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
201	Wak Nuguba PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
202	George Obihaka PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
203	OI Jimbangi Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Peter Kom		None	1,000	1,000	0	0%
204	Paul Omah PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
205	Tom Omoe PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
206	Ongasi B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Memeto Kopi		None	1,000	1,000	0	0%
207	Kela Oni PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
208	Puri Onum PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
209	Mekanis Onum PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
210	Dabotu Orimari PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
211	Owena Koki Coffee Producers Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Nonua Orobi		None	1,000	1,000	0	0%
212	P&F Trading Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Michael Wan		None	1,000	1,000	0	0%
213	Mainu Pakarui PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
214	Le Paraka PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
215	Parua Kuri Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Jacob Ruti		None	1,000	1,000	0	0%
216	Wanpis Patoro PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
217	Puka Pehosu PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
218	Roy Pena PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
219	Ek Peneni PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
220	Peter Peng PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
221	Daniel Pep PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
222	Rop Pep PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
223	Wandili Pep PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
224	Mathew Piku PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
225	Wak Pini PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
226	Plurong B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Phil Ronggop		None	1,000	1,000	0	0%
227	Dopai Pok PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
228	Yaki Poka PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
229	David Poprui PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
230	Francis Pora PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
231	Samson Pora PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
232	Porom B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Roimb U`u		None	1,000	1,000	0	0%
233	Vincent Poyamba PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
234	Timothy Pena PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
235	Heti Pundapah PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
236	Patrick Pundka PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
237	Afeke Puri PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
238	Kingal Raguba PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
239	Harry Rakara PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
240	Ralomo Coffee Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Herebe Autwa		None	1,000	1,000	0	0%
241	Mote Rangalai PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
242	Gop Rank PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
243	John Rank PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
244	Nathan Rank PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
245	Thomas Virgil Reynolds and Audrey Lorraine Reynolds 33580 Blueberry Drive, Mission, B.C. Canada V2V 1V6			None	50,000	50,000	0	0%
246	Eli Roltinga PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
247	Ermin Rop PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
248	Rotep Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Rotep Wak		None	1,000	1,000	0	0%
249	Beng Ruk PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
250	Emi Rutban PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
251	Ruti B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Simon Tengdi		None	1,000	1,000	0	0%
252	Bilio Sao PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
253	Rua Saroko PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
254	Noya Se`e PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
255	Senglap Berip Coffee Pty Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Komi Kari		None	1,000	1,000	0	0%
256	Sangeeta Sharma 10460 Leonard Road, Richmond, B.C. Canada V7A 2N5		Wife of Shailen Singh	None	211,666	211,666	0	0%
257	Siane 14 Coffee Producers Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Asaro Robert		None	1,000	1,000	0	0%
258	Benard Sipa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
259	Hamakole Soso PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
260	Sua Coffee Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Benard Kaupa		None	1,000	1,000	0	0%
261	Taiga Development Corp. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Noya Se`e		None	1,000	1,000	0	0%
262	Abusi Tanau PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
263	Issac Tapenda PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
264	Mugabuga Tapenda PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
265	Apina Tapo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
266	Ronny Tapo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
267	Apie Tato PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
268	Wekupi Tei PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
269	Tifo B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Ali Nenefero		None	1,000	1,000	0	0%
270	Tigibi Coffee Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Paul Tep		None	1,000	1,000	0	0%
271	Wau Tiki PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
272	John Timaa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
273	James Timat PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
274	Michael Timbi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
275	Timbuka B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Harry Turua		None	1,000	1,000	0	0%
276	Apae Timi PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
277	Wan Tindipa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
278	Wane Tiptip PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
279	Titone B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Simon Marupo		None	1,000	1,000	0	0%
280	Micj Todd PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
281	Paula Tolla PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
282	Simbi Topo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
283	Tup Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Arnold Sate		None	1,000	1,000	0	0%
284	Turmar Coffee Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Kelo Puri		None	1,000	1,000	0	0%
285	Siane Ugokane PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
286	Kapua Ulka PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
287	Steven Wak PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
288	Joseph Walana PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
289	Joseph Walg PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
290	Joe Wan PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
291	Dawson Wandaki PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
292	Joshua Wanpis PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
293	Henry Wanpisin PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
294	Timothy Wara PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
295	William Wara PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
296	Thomas Warigiso PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
297	Robert Waters 3004 1239 West Georgia Street, Vancouver, B.C. Canada, V6E 4R8			None	10,000	10,000	0	0%
298	Waw Coffee Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Luke Atape		None	1,000	1,000	0	0%
299	Were Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Mokis Wena		None	1,000	1,000	0	0%
300	Peter Wiembo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
301	Witi Coffee Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Wauwe Nokisa		None	1,000	1,000	0	0%
302	Bin Witiks PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
303	Yabiara Coffee Producers Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	David Heganiyo		None	1,000	1,000	0	0%
304	Andrew Yafo PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
305	Dominic Yaga PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
306	Yagiesi Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	Jackson Maeino		None	1,000	1,000	0	0%
307	Nevose Yamagu PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
308	James Yanepa PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
309	Pagu Yang PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
310	Yap Coffee Plantation PO Box 164, Goroka, EHP, Papua New Guinea, 443	John Yap		None	1,000	1,000	0	0%
311	John Yapanga PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
312	Yassi B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Yassi Tifati		None	1,000	1,000	0	0%
313	Simon Yawani PO Box 164, Goroka, EHP, Papua New Guinea, 443			None	1,000	1,000	0	0%
314	Melusalem Yogiyo PO Box 164, Goroka, EHP, Papua New Guinea, 443		Son of Jon Yogiyo	None	1,000	1,000	0	0%
315	Marey Yogiyo PO Box 164, Goroka, EHP, Papua New Guinea, 443		Wife of Jon Yogiyo	None	1,000	1,000	0	0%
316	Tony Yogiyo PO Box 164, Goroka, EHP, Papua New Guinea, 443		Brother of Jon Yogiyo	None	1,000	1,000	0	0%
317	Yogiyo Coffee Farms Ltd. PO Box 164, Goroka, EHP, Papua New Guinea, 443	Tony Yogiyo	Brother of Jon Yogiyo	None	1,000	1,000	0	0%
318	Zegezegetoga B/G Koporatif PO Box 164, Goroka, EHP, Papua New Guinea, 443	Sam Sire		None	1,000	1,000	0	0%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling security holders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,360,521 shares of common stock outstanding on March 31, 2003. The 7,360,521 shares include 6,309,605 common shares currently collectively owned by Shailen Singh, Jon Yogiyo and Brooks Farrell (a significant employee). These 6,309,605 shares are restricted shares and are not being registered in this offering.

None of the selling security holders or their beneficial owners:

a. have had a material relationship with Coffee Pacifica, other than as a shareholder at any time within the past three years.

b. have ever been an officer or director of Coffee Pacifica, Inc. or any of its predecessors or affiliates.

Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be sold to business associates of current shareholders and principles of Coffee Pacifica. Our officers and directors, Shailen Singh and V.S. Jon Yogiyo, intend to rely on Rule 3a4-1 of the Securities Exchange Act of 1934, which exempts certain associated persons of Coffee Pacifica from the definition of a broker, if such associated person will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as officers and directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months. However, if they do participate in more than one offering every twelve (12) months, they have agreed to restrict their participation to preparing written communications not involving oral solicitations and provide responses to inquiries by potential purchasers that are limited to information contained in this registration statement. Messrs. Singh and Yogiyo are not subject to statutory disqualification under section 3(a)(39) of the Securities Exchange Act of 1934. The officers or directors, existing stockholders and affiliates of Coffee Pacifica will not purchase shares under this offering.

The primary offering is made directly to investors by Coffee Pacifica. Coffee Pacifica is offering 1,000,000 shares of the common stock at an offering price of $1.00 per share on a best efforts basis. Coffee Pacifica is not using an underwriter for this offering. To purchase the shares offered, a potential investor has to complete a share purchase subscription form accompanying this prospectus for the number of shares subscribed and deliver the executed form with a certified or bank check, money order or bank wire to the order of Coffee Pacifica, Inc. representing the payment for agreed share subscription to our executive office at Suite 201 133 East 8th Avenue, Vancouver, B.C., V5T 1R8, Canada. If a person makes an inquiry involving the potential purchase of shares, that potential purchaser will receive a prospectus, and any additional information will only include information contained in a registration statement.

The selling security holders will be selling 1,050,916 of the 2,050,916 shares offered in this prospectus, and 1,050,916 of the 8,360,521 total shares that will be outstanding if all of the shares to be sold by Coffee Pacifica are sold. The selling security holders will be selling 51% of the stock being sold in this offering, and 12.6% of the total shares that will be outstanding, if all of the shares to be sold by Coffee Pacifica are sold. The selling security holders will sell their stock at $1.00 per share, until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders selling price will not necessarily be dependent on the price for which Coffee Pacifica is offering the primary offering shares. If the shares sold by the selling security holders are sold for a price that is less than the price for which Coffee Pacifica is selling its primary offering shares, Coffee Pacifica may not be able to sell its primary offering shares, and raise the necessary cash to complete its business development. In such event, the business may fail.

Coffee Pacifica plans to offer its shares to the public, with no minimum amount to be sold, and will keep the primary offering open until it sells all of the shares registered, and/or for a maximum period of 90 days from the effective date of this registration statement and may be extended for an additional maximum period of 90 days at Coffee Pacifica's discretion, whichever occurs first. The primary offering will not remain open for any time exceeding 180 days from the effective date of this registration statement. The selling security holders have no time limit for the sale of their shares.

Coffee Pacifica, Inc. reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

Legal Proceedings

There is no litigation pending or threatened by or against Coffee Pacifica.

Directors, Executive Officers, Promoters and Control Persons

The names, ages and positions of our directors, executive officers and a significant employee are as follows:

NAME	AGE	POSITION	DIRECTOR SINCE	TERM (1)
Shailen Singh	38	Director & President	December 21, 2001 (inception)	One year
Jon Yogiyo	50	Director	December 21, 2001	One year
Brooks Farrell	49	Manager	N/A	N/A

(1) Directors hold office for one year or until successors are elected and appointed at the annual general meeting.

Coffee Pacifica's management consists of Shailen Singh, Jon Yogiyo and Brooks Farrell.

Shailen Singh, Director, President Chief Executive Officer, Chief Financial Officer

As the President and CEO, Mr. Singh is responsible for the general direction of our business development including day-to-day management of the business affairs.

Mr. Singh, obtained a Bachelor of Commerce degree in Accountancy and Management from the University of Wollongong, New South Wales, Australia in July 1987, and is a Fellow of the Taxation Institute of Australia ("FITA") since January 1988. Mr. Singh, since February 1993, holds the designation of Certified Practicing Accountant ("CPA") and is a member of the Australian Society of Certified Practicing Accountants. Mr. Singh was admitted as an Associate ("ASA") member of Australian Society of Certified Practicing Accountants in November 1987. Since January 2000, Mr. Singh has been a member of American Society of Corporate Secretaries.

From July 1987 to October 1988, Mr. Singh was employed as an accountant with Price Waterhouse, Chartered Accountants in Suva, Fiji, providing tax compliance and external reporting services to Price Waterhouse's multinational clients. From November 1988 to March 1989, Mr. Singh was a Controller with Denny's Restaurants (N.Z.) Ltd in Auckland, New Zealand. Denny's Restaurants (N.Z.) Ltd. was part of the restaurant franchise of the USA Denny's Restaurants initial expansion into New Zealand. From April 1989 to May 1994, Mr. Singh worked as a public accountant with Shafique Yetman & Co., Public Accountants, in Vancouver, British Columbia providing accounting and taxation services. From September 1994 to October 1995, Mr. Singh was a Manager with Evancic Perrault Robertson, Certified General Accountants, Surrey, B.C., providing accounting and taxation services. From July 1996 to January 1999, Mr. Singh was a director and Chief Financial Officer of Jaya Gold Inc., a private mineral exploration company based out of Vancouver, British Columbia, owning five mineral properties and one mining license in Papua New Guinea. In September 1997, Jaya Gold Inc. merged with a Vancouver Stock Exchange listed company; International Blue Gold Corp. International Blue Gold Corp was in the mineral exploration business and owned an exploration property in British Columbia, Canada. Mr. Singh was a director and Chief Financial Officer of International Blue Gold Corp., which later changed its name to Buddha Resources Inc., from September 1997 to January 1999; and then rejoined as a director from June 1999 to December 2001. Buddha Resources Inc. conducted exploration for gold, copper, platinum and bauxite minerals in Papua New Guinea. In March 1999, Mr. Singh became a director and President of Inouye Technologies Inc., a private British Columbia technology company involved in the research and development and manufacture of power-line conditioners and power surge protection products since 1992. In December 1999, Inouye Technologies Inc. completed a reverse takeover of Vescan Equities Inc., a publicly listed mineral exploration company. Mr. Singh became a director and President of the new company under the new name of Inouye Technologies (Canada) Inc. and remained in that role until he resigned in February 2001. Inouye Technologies (Canada) Inc. continued the same business of research and development and manufacture of power-line conditioners and power surge protection products as it did before the reverse takeover. Mr. Singh did not receive any compensation, or realize any gains from the takeover except for the shares that he owned in Inouye Technologies Inc., private company, that were exchanged for the shares of Inouye Technologies (Canada) Inc., public company, in the same manner an exchange of shares was conducted for each of the other shareholders of the private company. Mr. Singh is still a shareholder of Inouye Technologies (Canada) Inc. Since February 2001, Mr. Singh has been the President and sole director of South Rim Financial Corp., a private British Columbia incorporated company that provides accounting and taxation consulting services to its clients in Vancouver, British Columbia.

At present, Mr. Singh spends 25 hours per week to the business of Coffee Pacifica. Mr. Singh will spend additional time devoted to the business of Coffee Pacifica as is necessary and appropriate consistent with the discussions contained in the Use of Proceeds and Plan of Operations sections.

V.S. Jon Yogiyo, Director

Mr. Yogiyo is resident in Papua New Guinea and will be responsible to purchase, process and ship our green bean coffee from Papua New Guinea to our potential customers in the United States and Canada. Mr. Yogiyo is a director and the Chief Executive Officer, President, Secretary and Treasurer of our 100% owned subsidiary in Papua New Guinea, Coffee Pacifica PNG Ltd.

Mr. Yogiyo holds a Bachelor of Agriculture degree from the University of Papua New Guinea and obtained a post-graduate Diploma in Management studies from Mt. Eliza Management College, Mt. Eliza, Australia, post graduate Diploma in Agriculture from Kasetsart University, Bangkok, Thailand, Diploma from University of South Pacific, Alafuna campus, Western Samoa. He has also received training under Person Fellowship with Agriculture Canada at the Morden Agriculture Research Station, Manitoba, Canada.

Mr. Yogiyo has been an employee of Coffee Industry Corporation of Papua New Guinea for the past 27 years. Mr. Yogiyo has held positions as Coffee Agronomist, from November 1975 to November 1989, Director of Coffee Research from December 1989 to June 1997 and since July 1997 to present, Mr. Yogiyo has been the General Manager, Extension Services Division, of Coffee Industry Corporation of Papua New Guinea. As the General Manager, Mr. Yogiyo is tasked to optimize the coffee export revenue benefits for the coffee growers, including the plantation, blockholders and smallholders.

The Papua New Guinea legislative assembly established Coffee Industry Corporation of Papua New Guinea in July 1964. In general, Coffee Industry Corporation's activities include setting coffee growing quality standards, conducting coffee research, providing training and assistance to coffee farmers, setting export standards and requirements and monitoring the coffee trade but it does not intervene in the market to buy/sell coffee or to fix minimum prices. Coffee Industry Corporation is directed by 12 board members elected by smallholders (6), export sector (1), large plantation sector (1), small plantation (1) and government appointments (3). It is arranged in three divisions; Extension Services, which provides hands on training and assistance to smallholders, Research Division that operates the research institute and Industry Affairs Division that looks after compliance, including quality control and export within the industry.

At present, Mr. Yogiyo spends 20 hours per week to the business of Coffee Pacifica. Mr. Yogiyo will devote additional time to the business of Coffee Pacifica as is necessary and appropriate consistent with our needs as expressed in the Use of Proceeds and Plan of Operations sections. If necessary, Mr. Yogiyo will resign from the employment with Coffee Industry Corporation of Papua New Guinea in order to devote additional time to Coffee Pacifica.

Brooks Farrell, Manager ("a significant employee")

Mr. Farrell is responsible for the sale of our green bean coffee in the United States and Canada. Mr. Farrell obtained a real estate license in 1973 and obtained Agent 9.15 license status in 1977. To be classified as an Agent 9.15, the licensee must meet certain requirements imposed by the Real Estate Council of British Columbia, which includes having certain prior experience in the real estate field and successfully completing the Agent's Pre-Licensing Course and examination. Such credentials qualify the licensee to act as the agent/nominee of a real estate company. An Agent 9.15 distinguishes that the licensee possesses further education and experience beyond that of the standard licensing requirements but does not act as the agent or nominee of the real estate company where the licensee holds his or her license.

Mr. Farrell actively sold real estate from 1973 to 1979 with Rothnie Realty Ltd. From 1979 to 1981, Mr. Farrell was a leasing representative with L.A. Heath Management & Development Corp. Ltd., a firm specializing in developing, leasing and managing shopping malls and plazas. Mr. Farrell served as a Notary Public in and for the Province of British Columbia from June of 1983 to July of 2001. As a B.C. Notary Public he served the interests of the public in preparing and registering legal documents, including but not limited to, Land Transfer documents, drafting of Mortgages, Wills, Power of Attorney documents, Promissory Notes, Affidavits, Builders' Liens, Statutory Rights-of-Ways and Easements. Since December 2000, Mr. Farrell has been the president/secretary and sole director of Sleuth International Enterprises Inc., a company incorporated under the Company Act of British Columbia, to pursue real estate development opportunities in British Columbia.

At present, Mr. Farrell spends 20 hours per week to the business of Coffee Pacifica. Mr. Farrell will devote additional time to the business of Coffee Pacifica as necessary and appropriate consistent with the discussions contained in the Use of Proceeds and Plan of Operations sections.

No officer, director or a significant employee of Coffee Pacifica has any involvement in the past or at present with a blank-check company.

There are no family relationships, except certain family members who became shareholders by purchasing common shares of Coffee Pacifica.

No director, officer or a significant employee or consultant has been convicted in a criminal proceeding.

No director, officer or a significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of securities or banking activities.

No director, officer or a significant employee has been convicted of violating a federal or state securities or commodities law.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2003, with respect to the beneficial ownership of the common shares of Coffee Pacifica by (i) each director, (ii) each executive officer, (iii) each employee, (iv) the directors, the officers and significant employee of the Company as a group, (v) and each person known by Coffee Pacifica to own beneficially more than five percent (5%) of the common shares. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares. Since April 1 , 2003 to the date of this prospectus, we have not issued any additional common stock.

Class of Stock	Name of Beneficial Owner	Number of Common Shares	Percentage (%)
Common Shares	Shailen Singh, President, CEO &Director (1),(2)	2,100,000	28.5%
Common Shares	Brooks Farrell, Manager (1)	2,109,605	28.7%
Common Shares	Jon Yogiyo, Director (1)	2,100,000	28.5%
Common Shares	Officers and Directors as a Group	6,309,605	85.7%
Total		7,360,521	100%

(1) The address of beneficial owners in the table are Shailen Singh, 10460 Leonard Road, Richmond, B.C. Canada, V7A 2N5, Brooks Farrell, Suite 201 -133 East 8th Avenue, Vancouver, B.C. V5T 1R8, Jon Yogiyo, P.O. Box 164, Goroka, EHP, Papua New Guinea.

(2) Shailen Singh's shares are held by South Rim Financial Corp. Mr. Singh is the sole shareholder, officer and director of South Rim Financial Corp.

Description of Securities

Coffee Pacifica, Inc. is authorized to issue 75,000,000 shares of common stock at a par value of $0.001. Coffee Pacifica has currently issued and outstanding 7,360,521 common shares to approximately 321 shareholders of record, including the directors, officers and a significant employee of Coffee Pacifica.

a) Common Stock Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of Coffee Pacifica's shareholders, including the election of directors. There are no cumulative voting rights, and therefore, the holders of a plurality of the shares of common stock voting for the election of directors may elect all of the directors standing for election.

b) Dividends

Holders of common stock are entitled to receive dividends at the same rate as and if Coffee Pacifica's board of directors declares dividends out of assets legally available for the payment of dividends.

c) Liquidation

In the event of a liquidation, dissolution or winding up of Coffee Pacifica's affairs, whether voluntary or involuntary, after payment of the debts or other liabilities, the remaining assets will be distributed ratably among the holders of shares of common stock.

d) Rights and Preferences

Common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Coffee Pacifica may designate and issue in the future.

Transfer Agent

PublicEase Inc., Suite 104 3663 East Sunset Road, Las Vegas, Nevada 89120, is the transfer agent for the common stock of Coffee Pacifica.

Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Coffee Pacifica or was a promoter, underwriter, voting trustee, director, officer, or employee, of Coffee Pacifica.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

As permitted by Nevada Statutes, Coffee Pacifica may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Coffee Pacifica directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Coffee Pacifica pursuant to the foregoing provisions, Coffee Pacifica has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization within Last Five Years

Except as described in the section entitled "Certain Relationships and Related Transactions" set forth below, no promoters received or expect to receive any assets, services or other consideration from Coffee Pacifica. No assets will be or are expected to be acquired from any promoter on behalf of Coffee Pacifica.

Description of Business

Business Development

Coffee Pacifica, Inc. was incorporated on December 21, 2001 in the state of Nevada. Our articles of incorporation authorized the issuance of 75,000,000 shares of common stock each at a par value of $0.001. As of the date of this prospectus, we have 321 shareholders and 7,360,521 shares of our common stock are issued and outstanding.

We have never declared bankruptcy or been in receivership, and have never been involved in any legal action or proceedings whatsoever. Since becoming incorporated, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have no intention to merge with another company or to be acquired by another company, or to act as a blank check company. We have a specific business plan or purpose. As such we are not a blank check company as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933.

Since our incorporation on December 21, 2001, our startup and development activities have included the evaluation of potential customers in the United States and Canada; meetings and discussions held in Papua New Guinea; coffee farmer evaluation and testing of green bean coffee; and reviewing of the green bean coffee production in Papua New Guinea. We have also developed a database pertaining to the coffee farms and coffee farmers of Papua New Guinea. The database details include the location of farms, number of producing trees, farm size in hectares, current production, potential future production, coffee species, variety, method of transportation and classification of farmers as organic and non-organic producers. As of the date of this prospectus, we have not purchased green bean coffee in Papua New Guinea and we have not sold any green bean coffee in the United States and Canada.

How to communicate with us

Our principal executive office is located at Suite 201, 133 East 8th Avenue, Vancouver, B.C. V5T 1R8, Canada, telephone number is (604) 274 8004, facsimile number is (604) 274 8006 and electronic mail address is Coffpacifica@aol.com. Our corporate registered office is located at 3663 East Sunset Road, Suite 104, Las Vegas, Nevada, 89120.

Business of Coffee Pacific, Inc.

Coffee Pacifica expects to generate revenue from the sale of green bean organic and non-organic premium grade Papua New Guinea grown coffee. Our plan is to sell Papua New Guinea grown green coffee beans directly to wholesalers, coffee brokers, coffee roasters, retail coffee shops, specialty grocery and gourmet food stores. As of the date of this prospectus, we do not have any customers; nor have we purchased, processed or sold any green bean coffee in the United States or Canada. We believe that no disproportionately significant amount of revenue will come from any single customer, therefore, we do not expect to depend on any single customer.

Coffee Bean Species, Varieties, Quality and Suppliers

Coffee is an agricultural crop that undergoes price fluctuations and quality differences depending on weather, economic and political conditions in coffee producing countries. Coffee Pacifica depends on Papua New Guinea coffee farmers/shareholders to access quality green bean coffee from the various growing regions in Papua New Guinea.

The two coffee species grown in Papua New Guinea are arabica and robusta. The main varieties of arabica coffee are "Blue Mountain", "Arusha", "Bourbon" and "Mundonova". According to the Coffee Industry Corporation of Papua New Guinea domestic production data for 2001 coffee season, approximately eighty-five percent (85%) of green bean coffee in Papua New Guinea is grown by landowners in the Highlands region between the altitudes of 4,000 to 8,000 feet above sea level in the rich volcanic soils.

We do not anticipate having to depend on any one farmer for the supply of the green coffee beans to the extent that a disruption in the supply from one farmer to us could not be remedied quickly and cost effectively. We intend to obtain our green beans from farmers who produce quality green coffee beans. . We have informal relationships with coffee farmers and are engaged in verbal conversations with potential additional farmers/shareholders of coffee beans. We plan to have formal agreements or commitments for such individuals to provide us with quality coffee beans. As of the date of this prospectus, we have not entered into any contracts or purchased any green bean coffee from our farmers/shareholders and/or other coffee farmers in Papua New Guinea.

Coffee Market

There is an established market for green bean coffee in the United States and Canada. According to the International Coffee Organization, "Green Bean Consumption", data for the 2001 green bean coffee season, the United States consumed approximately nineteen million three hundred thousand (19.3 million) sixty-kilogram bags of green bean coffee and Canada consumed approximately two million (2 million) sixty-kilogram bags of green bean coffee.

Papua New Guinea grown arabica and robusta green bean coffee has an established market. According to the International Coffee Organization "Country Production" data for the 2001 green bean coffee season, Papua New Guinea produced one million one hundred thousand (1.1 million) sixty-kilogram bags of green bean coffee, which is approximately two percent (2%) of the world green bean coffee production.

Customer Categories

Coffee Pacifica's largest potential geographical market is the United States and Canada. There are four broad potential customer groups: roaster retailers, commercial roasters, coffee brokers, gourmet roasters and retailers. As of the date of this prospectus, we do not have any customers in the afore-mentioned customer groups.

Roaster retailers are vertically integrated sellers of coffee and other beverages who operate their own coffee roasting facilities to supply roasted coffee to their own retail coffee shops and through other food service distribution channels, such as grocery stores. As of the date of this prospectus, we do not have any customers in this group.

Commercial roasters, who do not operate their own retail coffee shops, operate roasting facilities and supply roasted coffee to third party retail coffee shops, grocery stores, the hotel and restaurant trade, through other food service distribution channels. As of the date of this prospectus, we do not have any customers in this group.

Coffee brokers purchase and sell green coffee beans to smaller roasters retailers and commercial roasters. The coffee broker segment will help consolidate distribution channels and provide access to many smaller commercial roasters and roaster retailers. As of the date of this prospectus, we do not have any customers in this group.

Specialty gourmet roasters and retailers are small coffee shops that sell whole bean coffees that are ground at home, in retail grocery stores or commercially. As of the date of this prospectus, we do not have any customers in this group.

Competitive Position & Pricing Policy

We plan to (as a distributor of Papua New Guinea arabica green bean coffee) sell to the potential customers in the afore-mentioned groups. These purchasers of green bean coffee in the United States and Canada depend upon outside trading companies and exporters for their supply of green bean coffee. In order to encourage the continuing supply of quality coffee beans in the future, these purchasers routinely negotiate with the exporters or trading companies to purchase green bean coffee which are tied to the specific New York "C" futures coffee contract market prices for future deliveries of green bean coffee. The New York "C" futures coffee contract trades on New York, Coffee Sugar & Cocoa Exchange. We plan to sell our green bean coffee, at a mutually negotiated price, to the potential customers using the New York "C" futures coffee contract market prices as the "benchmark price". We will add a premium amount to the benchmark price for the green bean coffee considered to be of a superior quality and deduct a discount amount from the benchmark price for green bean coffee considered to be of an inferior quality. The quality of the green bean coffee is determined by testing the grades of green bean coffee and by cup tasting for flavor. As of the date of this prospectus, we have not sold any green bean coffee or entered into any contracts to sell to the potential customers in the afore-mentioned groups.

Business of Our 100% Owned Subsidiary; Coffee Pacifica PNG Ltd.

In Papua New Guinea, we incorporated under the laws of Papua New Guinea our 100% owned subsidiary Coffee Pacifica PNG Ltd. on June 21 2002. As of the date of this prospectus, the directors of that company are Mr. Shailen Singh and Mr. Jon Yogiyo. Mr. Jon Yogiyo is the Chief Executive Officer, President, Secretary and Treasurer of our subsidiary. We intend to use the subsidiary to conduct all our Papua New Guinea operations including, purchasing, processing, and shipping green bean coffee from Papua New Guinea. As of the date of this prospectus, we have not conducted any business activities in the subsidiary.

Coffee Packaging and Distribution

As of the date of this prospectus, we have not purchased any unprocessed (parchment) coffee beans, or processed, bagged, or shipped any green bean coffee. We plan to operate in Papua New Guinea through our subsidiary Coffee Pacifica PNG Ltd. to purchase unprocessed (parchment) coffee beans from the farmers/shareholders and transport the coffee beans in trucks to the rented processing warehouse in Lae, Papua New Guinea. After processing the parchment green beans, the processed and graded green coffee beans will then be packed in sixty-kilogram (60kg) bags and stored in a rented warehouse in Lae, Papua New Guinea. When orders are received, we will transport down to Lae, shipping port, bagged green bean coffee ready for shipment. After the Coffee Industry Corporation and customs formalities are completed, the bagged green bean coffee will be exported directly to customers and some shipped for storage at our rented warehouse in Las Vegas, Nevada. As of the date of this prospectus, we have not shipped any green bean coffee out of Papua New Guinea and we have not rented or leased any warehouse in Las Vegas, Nevada and Lae, Papua New Guinea.

A Coffee Pacifica logo will appear on every sixty-kilogram (60kg) bag of green bean coffee that is packed and shipped. We will automatically pre-form shipping containers and attach invoice and shipping information to every bag or container designated for delivery. We will use a third party freight service to deliver from our rented warehouse in Las Vegas to those customers placing orders within the United States and Canada. All exports from Papua New Guinea will be shipped at Free On Board ("FOB") price at Lae, Port, Papua New Guinea.

Facilities

As of the date of this prospectus, we do not own, rent or lease any property, real or otherwise. We operate our business from the offices of Brooks Farrell, a shareholder of Coffee Pacifica. The offices are used on a month-to-month basis at no cost to Coffee Pacifica, except for incidental administrative expenses. If the primary offering under this prospectus is successful, we plan to locate Coffee Pacifica's headquarters in a rented warehouse in Las Vegas, Nevada and we also plan to have our coffee processing and a distribution center located in a rented warehouse in Lae, Papua New Guinea. Our rented warehouses in Las Vegas, Nevada and Lae, Papua New Guinea will have office and coffee processing space, storage and direct delivery fulfillment space. Within these warehouses we will have space devoted to general corporate, sales and a call center for the direct delivery and customer services. As of the date of this prospectus, we do not have any facilities rented or leased in Las Vegas, Nevada or in Lae, Papua New Guinea.

Subject to the availability and supply of warehouses in Las Vegas, Nevada, we anticipate it will take up to 60 days to locate and move into a suitable warehouse space for the general corporate and sales purposes. We also anticipate it will take approximately up to 60 days to locate and move into a 1,500 square foot warehouse in Lae, Papua New Guinea. After the warehouse is rented or leased in Lae, Papua New Guinea, it is anticipated that it will take approximately 30 to 45 days to install the necessary weighing and packaging equipment and distribution infrastructure at our rented or leased warehouse in Lae, Papua New Guinea and Las Vegas, Nevada. We have inquired and obtained information from warehouse leasing agents about the availability, lease rates and supply of warehouses in Las Vegas, Nevada and Lae, Papua New Guinea. As of the date of this prospectus, we have not entered into any negotiations or agreements with any company or individual to lease or rent the warehouses in Las Vegas, Nevada and Lae Papua New Guinea.

We have also inquired and obtained information on the types of weighing and packaging equipment that is readily available for sale in Lae, Papua New Guinea. The cost of acquiring suitable weighing and packing equipment is expected to be in the range of $10,000 to $18,000. As of the date of this prospectus, we have not entered into any negotiations or agreements with any company or individual to purchase the weighing and packaging equipment.

Web Site, Quality Assurance and Customer Service

As of the date of this prospectus, we own the website: www.coffeepacifica.com, currently under construction. We have not offered to sell or have sold any green bean coffee through our website at this stage. If the primary offering under this prospectus is successful, we plan to host our own website and provide security to protect the servers on which the web site is located. We plan to develop the website in a manner that will offer customer support during normal business hours to address questions. The website will be designed to provide easy and effective operation when navigating and allow customers to order green beans on the website. We will have information technology employees and marketing staff to oversee the website maintenance, improvement, development and performance. The web site will contain several customer-centered functions, which will store customer-specific lists of favorite green bean coffee, multiple "ship-to" capability on a single bill to order, and coffee search and product matching.

Employees

Including officers and Brooks Farrell, Coffee Pacifica presently has three employees. All employees' time and efforts are being provided to Coffee Pacifica without compensation.

Government Regulations

Every shipment of green bean coffee out of Papua New Guinea, as part of the quality control documentation, includes a "Phytosanitary Certificate". The National Agriculture Quarantine and Inspection Authority of Papua New Guinea issues the phytosanitary certificate after the inspection, disinfestations and/or disinfection treatment of the green bean coffee ready for shipment. The phytosanitary certificate issued by the National Agriculture Quarantine and Inspection Authority of Papua New Guinea contains declarations that the green bean coffee being exported has been inspected and/or tested and are considered to be free from quarantine pests, diseases and from regulated non-quarantine pests. No shipment of green bean coffee is allowed to leave Papua New Guinea port by Coffee Industry Corporation without a phytosanitary certificate. The role and responsibilities of the Coffee Industry Corporation of Papua New Guinea are discussed in "Directors, Executive Officers, Promoters and Control Persons" section of this prospectus.

The National Agriculture Quarantine and Inspection Authority of Papua New Guinea, is an independent government of Papua New Guinea funded organization tasked with the responsibilities to ensure that all banned and quarantine pests, diseases, non-regulated pests and non-quarantine pests do not enter or leave Papua New Guinea. They carry out the inspection, disinfestations and/or disinfection treatment including the quarantine of all goods and agricultural products entering and leaving Papua New Guinea ports.

We are not aware of any other Papua New Guinea federal, state or local laws and regulations that would affect our business operations in Papua New Guinea apart from the Coffee Industry Corporation of Papua New Guinea inspecting all shipments of green bean coffee for the quality control purposes. All shipments of our green bean coffee out of Papua New Guinea will be "Free On Board" prices. The sale documentations will include a phytosanitary certificate certifying that green bean coffee exported has been tested and inspected for all quarantine pests and diseases including for those non-regulated pests banned by the United States Department of Agriculture and Agriculture Canada. We are not aware of any other federal, state laws and regulations in the United States and Canada that would apply to our operations and green bean coffee. We are not subject to regulations by the Food and Drug Administration.

As of the date of this prospectus, we have not applied for or obtained a business license in any county or in any city in Nevada or from the City of Lae in Papua New Guinea to operate our business. We plan to obtain warehousing business licenses in Las Vegas and/or Clark County Nevada and Lae Papua New Guinea as we proceed with implementing our business plan. It will take approximately 30 days to obtain an approval for a warehousing business license in Nevada and will cost approximately $150. In Lae, Papua New Guinea it will take approximately 15 days to obtain an approval for a warehousing business license and will cost be approximately $100.

Research and Development Activities

As of the date of this prospectus, Coffee Pacifica has not incurred any coffee related research and development expenses and does not plan to incur any research or development expenses in the future.

Reports to Security Holders

The Company will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. The Company is not currently a fully reporting company, but upon filing this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act, including annual reports on form 10-K or 10-KSB, interim quarterly reports on form 10-Q or 10-QSB and periodic reports, as required, on form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Managements' Discussion and Analysis or Plan of Operation

Review of operations for the period ended March 31, 2003

During the period January 1, 2003 and March 31 2003, we limited our operations to startup and development activities including: meeting with farmers and preparing the registration statement and this prospectus. We have not entered into any contracts to purchase or sell any coffee beans. In addition, in February 2003, Shailen Singh and Brooks Farrell traveled to Papua New Guinea to meet with our farmer/shareholders for discussions regarding current coffee season.

For the fiscal period ended December 31,2002 our startup and development activities included the evaluation of potential customers in the United States and Canada, meetings and discussions held in Papua New Guinea, farmer evaluation, testing and reviewing of the current green bean coffee production in Papua New Guinea, study of world coffee market reports and considerations of various options of implementing improvements in the coffee distribution system that currently exists in Papua New Guinea. We also developed a database pertaining to the coffee farms and coffee farmers of Papua New Guinea. The details include the location of farms, number of producing trees, farm size in hectares, current production, potential future production, coffee species, variety, method of transportation and classification of farmers as organic and non-organic producers.

Acquisition or Abandonment of Interest in other Companies during the period

Coffee Pacifica incorporated on June 21, 2002, under the laws of Papua New Guinea; a 100% owned subsidiary Coffee Pacifica PNG Ltd. As of the date of this prospectus, the directors of the subsidiary are Mr. Shailen Singh and Mr. Jon Yogiyo. Mr. Jon Yogiyo is also the Chief Executive Officer, President, Secretary and Treasurer of the subsidiary. The company will be used for the development of the Papua New Guinea operations and as an exporting company. It will also assist management in controlling cost and operations. As of the date of this prospectus, the Papua New Guinea subsidiary company has not conducted any business activities and has not obtained any business license in Papua New Guinea.

Financing, Use of Proceeds and Liquidity

As of March 31, 2003, we had $14,853 cash deposited in the bank. During the three month period ended March 31, 2003, we did not generate any revenue and incurred a loss of $19,299 and incurred following expenses; travel $6,424, professional fees $9,705, licenses and fees $200, telephone $674, interest $40 and general office expenses $2,256. We do not have any long-term debts or obligation as of March 31, 2003.

During the twelve month period ended December 31, 2002, we did not generate any revenue and incurred a loss of $79,327. We financed our operations by issuing common shares and used the money to pay expenses including advertising and promotion $3,132, Papua New Guinea operations $32,500, travel cost $6,959, professional fees $12,762, consulting fees $14,209, telephone $2,819, general office expense $5,998 and web site expenses $542.

The offering expenses associated with this offering are estimated to be $22,000. Up to March 31, 2003, Coffee Pacifica has paid $15,700 of the budgeted offering expenses; attorneys' fees $10,000 and auditor's fees $5,700. As at March 31, 2003, Coffee Pacifica had a balance of $14,853 in cash deposited in the bank. This will allow Coffee Pacifica to pay the entire expenses for this offering from cash on hand and would be sufficient to meet cost of our office operations including office supplies telephone, facsimile, postage, courier and license fees for the next twelve months if we do not raise any funding under the primary offering and do not commence our "Plan of Operation" as discussed below and elsewhere in this prospectus.

Plan of Operation

If we are successful with the primary offering of 1,000,000 shares of the common stock at $1.00 per share under this prospectus and net proceeds of $978,000 are received, we will have sufficient funds to fully implement our business plan as discussed in the "Use of Proceeds" section and elsewhere in this prospectus. Specifically, our plan of operation for the next 12 months requires us to:

  Purchase unprocessed (parchment) green bean coffee from farmers/shareholders. The coffee season in Papua New Guinea runs from May to August. In August 2003, we plan to hire five causal workers in Papua New Guinea for grading, sorting and packing of green coffee beans. We plan to commence purchasing unprocessed green bean coffee starting in August 2003, and to continue to do so until October 2003. Thereafter, we plan to continue purchasing the limited amount of unprocessed green coffee beans that are late and early season crops. These late and early season coffee crops are usually available till next coffee season, May 2004. During the next twelve months, we plan to purchase, process, sort, and bag the green bean coffee ready for shipment from Port of Lae, in Papua New Guinea at Free on Board ("FOB") prices to our potential customers in the United States and Canada. Each container load will contain approximately three hundred (300) sixty-kilogram (60 kg) bags of green bean coffee. The sale price of the coffee will be mutually negotiated with the customers using the current New York "C" coffee contract market prices as the benchmark price. Customers will issue a Letter of Credit payable to Coffee Pacifica at site upon loading of the container on the ship. Our costs are expected to be in the range of 25% to 35% of our sales. We have budgeted approximately $344,750 out of the total net proceeds of $978,000 to be applied towards the purchasing of unprocessed green bean coffee. However, if we are unable to raise all the funding, we may have to limit our purchasing activities, which may cause our business to fail.

  Rent warehouse facilities in Lae, Papua New Guinea, lease a truck and purchase sorting, grading, weighing and packing equipment. In July 2003, we plan to search to rent a 1,500 square foot warehouse in Lae, Papua New Guinea. Thereafter we will apply to obtain a warehouse business license from the City of Lae, which will take approximately 15 days for approval. We plan to occupy a warehouse in Lae Papua New Guinea by August 2003. The warehouse will be used for office and processing of coffee. The monthly rental rate is anticipated to be in the range of $800 to $1,000 per month. Annual business license cost will be approximately $100. The cost to acquire weighing and packing equipment is expected to be between $10,000 and $18,000. It is anticipated that it will take approximately 30 to 45 days to install weighing and packaging equipment and distribution infrastructure at our rented or leased warehouse in Lae, Papua New Guinea. All our Papua New Guinea operations will be conducted through our 100% owned subsidiary Coffee Pacifica PNG Ltd. We expect the costs to be in the range of 10% to 13% of our sales. We have budgeted approximately $98,500 out of the total net proceeds of $978,000 to be applied towards the purchasing of sorting, grading, weighing and packaging equipment and truck leasing cost and other related costs. However, if we are unable to raise all the funding, we may have to severely limit our activities which may cause our business to fail.

  Rent warehouse facilities in Las Vegas, Nevada and to hire at least two employees as support staff for the officers. In January 2004, we plan to rent a small warehouse space in Las Vegas, Nevada for the general corporate and sales and customer service purposes. According to city and county officials in Las Vegas, a warehouse business license will take approximately 30 days for approval and cost approximately $150. In February 2004, we plan to hire only one employee and in June 2004, we may hire one additional employee. We expect our rental cost to be in range of $1,000 to $1,500 per month and general and administration costs, as described in the "Use of Proceeds" section of this prospectus, to be in the range of $5,000 to $6,000 per month Annual business license cost will be approximately $150. Overall, we expect the costs to be in the range of 12% to 15% of our sales. We have budgeted approximately $118,200 out of the total net proceeds of $978,000 to be applied towards the general and administration expenses and for our corporate head office costs in Las Vegas. However, if we are unable to raise all the funding, we may have to severely limit our activities which may cause our business to fail.

  Complete the construction of our website and to market and sell our green bean coffee. In July 2003, Mr. Brooks Farrell will start to personally visit potential customers in selected areas of the United States and Canada. Mr. Farrell will deliver green coffee bean samples to interested potential customers with the intent to negotiate and enter contracts to supply green bean coffee to such parties. Supplying of green bean coffee samples and visiting of potential customers by Mr. Brooks Farrell will continue throughout the next 12 months. The costs are expected to be in the range of $5,000 per month. Overall, the cost is estimated to be in the range of 10% to 12% of the selling price. We have budgeted approximately $118,200 out of the total net proceeds of $978,000 to be applied towards the marketing and selling expenses and to complete the construction our website. However, if we are unable to raise all the funding, we may have to severely limit our marketing and selling activities, which may cause our business to fail.

If we are unsuccessful in obtaining 100% ($1,000,000) of the funding under this primary offering, we will not be able to fully commence our operations, at a level, as planned and discussed elsewhere in this prospectus. As discussed, in the "Use of Proceeds" section and elsewhere in this prospectus, we have budgeted, the total net proceeds of $978,000 to be applied towards coffee costs $344,750, Papua New Guinea costs $98,500, general and administration expenses $118,200, marketing and selling expenses $118,200, financial expenses $88,650 and retain as working capital $209,700. However, if we are unable to raise all the funding, we may have to severely limit our activities, which will directly impact our ability to purchase significant amounts of unprocessed green bean coffee, lease a truck in Papua New Guinea, purchase sorting, grading, weighing and packing equipment, hire two employees, rent warehouses in Las Vegas and Lae, Papua New Guinea, complete the construction of our website and restrict our ability to market and sell the green bean coffee. As a result, of insufficient funding, it may cause our business to fail and investors could lose their entire investment.

We need to raise at least 10% ($100,000) from the primary offering in order to start, on a severely restricted basis, to implement our business plan. We would be able to purchase, process, sort, bag and sell the green bean coffee but our ability to purchase a significant amount or larger volumes of unprocessed green bean coffee will severely restricted. As a result of a lack of sufficient quantity of unprocessed green bean coffee in our inventory our business operations will be adversely affected. We may not be able to fill the potential customers orders, which may cause us to lose potential sales, affect our profit margins and it may cause our business to fail. As discussed, in the "Use of Proceeds" section and elsewhere in this prospectus, we have budgeted, the total net proceeds of $78,000 to be applied towards coffee costs $29,750, Papua New Guinea costs $8,500, general and administration expenses $10,200, marketing and selling expenses $10,200, financial expenses $7,650 and retain as working capital $11,700. We will not be able to purchase weighing and packing equipment and rent a warehouse in Lae, Papua New Guinea. In addition, we will have to defer indefinitely the leasing of a truck in Papua New Guinea, construction of our website, the hiring of two staff employee in Las Vegas and the rental or leasing of the warehouse in Las Vegas, Nevada. We will minimize our general and administration, financial and marketing and selling expenses. We may possibly rent a small office space in Las Vegas, Nevada on a month to month basis for our head office purposes. Any revenue we earn will be infused back into Coffee Pacifica and used for working capital. However, we may not be able to generate any revenue, minimize our general and administration, financial and marketing and selling expenses as actual expenses could be higher as a result of number of factors both foreseen and unforeseen which may cause us to curtail our business.

If we raise an amount less than 10% of the full primary offering we will be forced to severely scale back the implementation of our business plan and operations. The extent of such restrictions cannot be known at this time, but we anticipate the restrictions to force us to: cut back on our marketing activities and administration costs; we would likely not be able to rent any warehouse or office space; and we may not be able to purchase any green bean coffee during the current year. We would also be forced to obtain additional and different sources of financing in order to continue to implement our business plan and to continue our operations. We cannot be assured of securing needed financing on acceptable terms.

As of the date of this prospectus, we do not have any plans to raise any additional funding apart from the current primary offering of 1,000,000 shares of our common stock.

Description of Property

Coffee Pacifica does not own, lease or rent any property, real or otherwise. Coffee Pacifica does not have any investments or interests in any real estate. Coffee Pacifica also does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

Messrs. Singh, Yogiyo and Farrell may be considered promoters pursuant to Rule 405 of the Securities Act of 1933. Except as to the compensation to be paid to Messrs. Singh, Yogiyo and Farrell set forth below, no persons who may be considered a promoter, presently or in the future, will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of the company. No person is expected to be paid any compensation that is directly related to the sale of securities under this offering. However, the salary or benefits to be paid to the officers and other employees may be indirectly dependant upon receiving the proceeds from the sale of the shares from the primary offering. If the primary offering is unsuccessful, or Coffee Pacifica is unsuccessful in achieving its desired level of sales, Coffee Pacifica may not have the ability to pay the salary or benefits Coffee Pacifica has not entered into any arrangements or agreements for the payment of salary or benefits to the officers and a significant employee that require disclosure to our shareholders.

Market for Common Equity and Related Stockholder Matters

Market for Stock

Currently there is no public trading market for the stock of Coffee Pacifica, Inc., and Coffee Pacifica, Inc. has not applied to have its common stock listed. Coffee Pacifica, Inc. intends to apply to have its common stock quoted or listed on the OTC Bulletin Board. No trading symbol has yet been assigned. Generally, persons who purchase stock from a company cannot resell that stock unless it is registered or exempt from registration. Rule 144 of the Securities Act of 1933, provides an exemption from registration for resale of restricted shares by persons who have acquired restricted securities of the issuer, provided, however, that such sales meet certain requirements. Those requirements include, among others, that certain financial information be available to the public, a person wishing to sell not be an officer, director or owner of ten percent (10%) or more of the stock of an issuer, the person wishing to sell must wait for a period of time (usually one or two years) prior to the sale, and there is a limitation of the amount of stock any one person can sell so as not to disrupt the trading markets. Based on these requirements, none of the issued and outstanding shares are currently eligible for sale under Rule 144 of the Securities Act.

Holders

As of the date of this prospectus, Coffee Pacifica had 321 shareholders of record of its common stock.

Dividends

As of the date of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions that would limit our ability to pay dividends on common equity or that are likely to do so in the future.

Executive Compensation

The following table sets forth certain information regarding our officers, directors and employees' annual and long-term compensation for the fiscal year ended December 31, 2002. No compensation was paid during the first quarter ended March 31, 2003. Our officers, directors and employees do not currently receive any annual or long-term compensation from Coffee Pacifica.

SUMMARY COMPENSATION TABLE
					Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Shailen Singh President, CEO, CFO and Secretary	2002	0	0	0	0	0	0	0
Jon Yogiyo Director	2002	0	0	0	0	0	0	0
Brooks Farrell Manager	2002	0	0	0	0	0	0	0

If our primary offering of 1,000,000 shares of our common stock at $1.00 per share under this prospectus is successful, we anticipate paying our officers, directors and employees' annual compensation. However, as of the date of this prospectus, we do not have any agreement or arrangement in place for the amount of annual compensation that our officers, directors and employees will receive in the future.

Employment Agreements

As of the date of this prospectus, there are no employment agreements. All officers and a significant employee's time and efforts are being provided to Coffee Pacifica without compensation.

Options/SAR Grants

As of the date of this prospectus, we do not have any stock option plans for our officers, directors and a significant employee.

Financial Statements

The following audited financial statements are filed herewith:

Audited Financial Statements for the period January 1, 2003 to March 31, 2003 and for the period since inception (December 21, 2001) to December 31, 2002.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2003 AND DECEMBER 31, 2002

Page Number
INDEPENDENT ACCOUNTANT'S REPORT . . . . . . . . . . . . . .. .	1

FINANCIAL STATEMENT

Balance Sheets . . . . . . . . . . . . . . . . . . . . . .	2

Statements of Operations and Deficit
Accumulated During the Development Stage .	3

Statement of Changes in Stockholders' Equity . .	4

Statements of Cash Flows . . . . . . . . . . . . . . . . .	5

Notes to the Financial Statements . . . . . . . . . . .	6-7

David E. Coffey	6767 W. Tropicana Ave., Suite 216, Las Vegas, Nevada 89103
Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Coffee Pacifica, Inc.

Las Vegas, Nevada

I have audited the accompanying balance sheets of Coffee Pacifica, Inc. (a development stage company) as of March 31, 2003 and December 31, 2002 and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 21, 2001 (date of inception) to March 31, 2003. These statements are the responsibility of Coffee Pacifica, Inc.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompany financial statements present fairly, in all material respects, the financial position of Coffee Pacifica, Inc. as of March 31, 2003 and December 31, 2002 and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 21, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional capital in order to begin its principal operations.

David E. Coffey, C.P.A.

Las Vegas, Nevada

May 30, 2003

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31, 2003	December 31, 2002
ASSETS	--------------------	----------------------

Cash	$14,853	$35,708
Prepaid expenses	4,000	0
Investment in subsidiary	100	100
	--------------------	----------------------
Total Assets	$18,953	$35,808
	===========	=============

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$5,227	$2,783
	--------------------	----------------------
Total Liabilities	5,227	2,783

Stockholders' Equity
Common stock, authorized
75,000,000 shares at .001 par value
7,360,521 shares issued and outstanding	7,360	7,360
Additional paid-in capital	104,992	104,992
Deficit accumulated during the
development stage	(98,626)	(79,327)
	--------------------	----------------------
Total Stockholders' Equity	13,726	33,025

Total Liabilities and Stockholders' Equity	$18,953	$35,808
	===========	=============

The accompanying notes are an integral part of these financial statements

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

	Three months ending March 31,2003	Year ending December 31, 2002	From Inception, Dec. 21, 2001 to March 31, 2003
	--------------------	--------------------	----------------------
Income	$0	$0	$0

Expenses
Advertising and promotion	0	3,132	3,132
Papua New Guinea operations	0	32,500	32,500
Travel	6,424	6,959	13,383
Professional fees	9,705	12,762	22,467
Licenses and fees	200	390	590
Consulting	0	14,209	14,209
Office expenses	2,256	5,998	8,254
Telephone	674	2,819	3,493
Interest	40	16	56
Web site expenses	0	542	542
	-------------------	--------------------	-----------------------
Total expenses	19,299	79,327	98,626

Net loss	(19,299)	$(79,327)	$(98,626
			============

Retained earnings, beginning of period	(79,327)	0
	-------------------	--------------------

Deficit accumulated during the development stage	$(98,626)	$(79,327)

	===========	===========
Earnings (loss) per share, assuming dilution:
Net loss	$(0.00)	$(0.01)	$(0.01)
	===========	===========	=============

Weighted average shares outstanding	7,360,521	7,201,021	7,248,871
	===========	===========	=============

The accompanying notes are an integral part of these financial statements.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM DECEMBER 21, 2001 (Date of Inception) TO MARCH 31, 2003

	Common Stock		Additional Paid-in Capital	Deficit accumul- ated during the development stage	Total
	Shares	Amount
	--------------	----------	--------------	----------------------	-----------
December 31, 2001	--	$--	$--	$--	$--

Issuance of common stock for services, January 3, 2002	300,000	300	0	0	300

Issuance of common stock for services, June 29, 2002	6,000,000	6,000	0	0	6,000

Issuance of common stock for cash, June 30, 2002	255,000	255	25,245	0	25,500

Issuance of common stock for services, June 30, 2002	305,000	305	30,195	0	30,500

Issuance of common stock for services and investment in subsidiary, June 30, 2002	248,271	248	24,579	0	24,827

Issuance of common stock for cash, October 31, 2002	237,500	237	23,513	0	23,750

Issuance of common stock for services, October 31, 2002	14,750	15	1,460	0	1,475

Less net loss	0	0	0	(79,327)	(79,327)
	--------------	----------	--------------	----------------------	------------
Balance, December 31, 2002	7,360,521	7,360	104,992	(79,327)	33,025

Less net loss	0	0	0	(19,299)	(19,299)
	--------------	----------	--------------	----------------------	------------
Balance, March 31, 2003	7,360,521	$7,360	$104,992	$(98,626)	$13,726
	========	======	========	=============	=======

The accompanying notes are an integral part of these financial statements.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

$	Three months ending March 31, 2003	$	Year ending December 31, 2002	$	From Inception, Dec. 21, 2002 to March 31, 2003
	---------------------		-------------------		----------------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(19,299)		$(79,327)		$(98,626)
Non-cash items included in net loss
Common stock issued for services	0		63,102		63,102
Adjustments to reconcile net loss to cash used by operating activity
Prepaid expenses increase	(4,000)		0		(4,000)
Accounts payable increase	2,444		2,783		5,227
	---------------------		-------------------		----------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES	(20,855)		(13,422)		(34,297)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in subsidiary	0		100		100
	---------------------		-------------------		----------------------
NET CASH USED BY INVESTING ACTIVITIES	0		100		100

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	0		493		493
Paid-in capital	0		48,787		48,757
	---------------------		-------------------		----------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES	0		49,250		49,250

NET INCREASE IN CASH	(20,855)		35,708		$14,853
					=============
CASH AT BEGINNING OF PERIOD	35,708		0
	---------------------		-------------------
CASH AT END OF PERIOD	$14,853		$35,708
	============		===========
SUPPLEMENTAL INFORMATION:
Common stock issued for cash			$492
Common stock issued for services			6,868
Common stock issued and outstanding					$7,360
Paid-in capital for cash stock sales			$48,758
Paid-in capital-stock issued for services			56,234
Additional paid-in capital					$104,992

The accompanying notes are an integral part of these financial statements.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2003 AND DECEMBER 31, 2002

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on December 21, 2001, under the laws of the State of Nevada. The business purpose of the Company is to market whole green-bean organic and non-organic coffee grown in Papua New Guinea, to coffee vendors in the United States and Canada.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On January 3, 2002, the Company issued 300,000 common shares, to three individuals considered founders of the Company, for $.001 per share, a total of $300. On June 29, 2002, the Company issued 6,000,000 shares to the same three individuals for $.001 per share, for a total of $6,000. The full $6,300 was applied to invoices for services received as of June 30, 2002.

On June 30, 2002, the Company sold 255,000 shares of its common stock for $.10 per share, for a total of $25,500. $22,500 was received in cash on June 28, 2002, and the remaining $3,000 was received on September 3, 2002.

On June 30, 2002, the company issued a total of 553,271 shares of its common stock at $.10 per share to pay the remainder of invoices for services of $55,227 and a $100 investment in the subsidiary, Coffee Pacifica PNG Ltd.

On October 31, 2002, the Company issued 237,500 shares of its common stock at $.10 per share for a total of $23,750 cash. Also on October 31, 2002, the Company issued 14,750 shares of its common stock to pay an invoice for consulting services, at $.10 per share, valued at $1,475.

Invoiced services compensated by stock issuance included travel to Papua New Guinea, to set up the Papua New Guinea operation, incorporation, preparation of the business plan, establishment of a web site, logos and artwork, offering memoranda distribution, and office expenses. The total of such expenses was $63,002 plus the $100 investment in Coffee Pacifica PNG Ltd.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2003 AND DECEMBER 31, 2002

NOTE D WHOLLY-OWNED SUBSIDIARY

On June 21, 2002, Papua New Guinea issued a Certificate of Incorporation to Coffee Pacifica PNG Ltd. Coffee Pacifica Inc. will carry out its New Guinea operations through this wholly-owned subsidiary.

NOTE E GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through March 31, 2003. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to sell an additional 1,000,000 shares of its common stock at $1.00 per share for $1,000,000 in order to provide additional capital to begin its principal operations.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2002

Page Number
INDEPENDENT ACCOUNTANT'S REPORT . . . . . . . . . . . . . .. .	1

FINANCIAL STATEMENT

Balance Sheets . . . . . . . . . . . . . . . . . . . . . .	2

Statements of Operations and Deficit
Accumulated During the Development Stage .	3

Statement of Changes in Stockholders' Equity . .	4

Statements of Cash Flows . . . . . . . . . . . . . . . . .	5

Notes to the Financial Statements . . . . . . . . . . .	6-7

David E. Coffey	6767 W. Tropicana Ave., Suite 216, Las Vegas, Nevada 89103
Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Coffee Pacifica, Inc.

Las Vegas, Nevada

I have audited the accompanying balance sheets of Coffee Pacifica, Inc. (a development stage company) as of December 31, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 21, 2001 (date of inception) to December 31, 2002. These statements are the responsibility of Coffee Pacifica, Inc.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompany financial statements present fairly, in all material respects, the financial position of Coffee Pacifica, Inc. as of December 31, 2002 and December 31, 2001 and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 21, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional capital in order to begin its principal operations.

David E. Coffey, C.P.A.

Las Vegas, Nevada

January 24, 2003

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2002	December 31, 2001
ASSETS	--------------------	----------------------

Cash	$35,705	$0
Investment in subsidiary	100
	--------------------	----------------------
Total Assets	$35,808	$0
	===========	=============

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$2,783	$0
	--------------------	----------------------
Total Liabilities	2,783	0

Stockholders' Equity
Common stock, authorized
75,000,000 shares at .001 par value
7,360,521 and 0 shares, respectively
issued and outstanding	7,360	0
Additional paid-in capital	104.992	0
Deficit accumulated during the
development stage	(79,327)	0
	--------------------	----------------------
Total Stockholders' Equity	33,025	0

Total Liabilities and Stockholders' Equity	$35,808	$0
	===========	=============

The accompanying notes are an integral part of these financial statements

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

	Year ending December 31, 2002	From Inception, Dec. 21, 2001 to Dec. 31, 2002
	-------------------	-----------------------
Income	$0	$0

Expenses
Advertising and promotion	3,132	3,132
Papua new Guinea operations	32,500	32,500
Travel	6,959	6,959
Professional fees	12,762	12,762
Licenses and fees	390	390
Consulting	14,209	14,209
Office expenses	5,998	5,998
Telephone	2,819	2,819
Interest	16	16
Web site expenses	542	542
	-------------------	-----------------------
Total expenses	79,327	79,327

Net loss	(79,327)	$(79,327)
		=============

Retained earnings, beginning of period	0
	-------------------

Deficit accumulated during the development stage	$(79,327)
	===========

Earnings (loss) per share, assuming dilution: Net loss	$(0.01)	$(0.01)
	===========	==============

Weighted average shares outstanding	7,201,021	7,201,021
	===========	==============

The accompanying notes are an integral part of these financial statements.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM DECEMBER 21, 2001 (Date of Inception) TO DECEMBER 31, 2002

	Common Stock		Additional Paid-in Capital	Deficit accumul- ated during the development stage	Total
	Shares	Amount
	--------------	------------	--------------	----------------------	-----------
December 31, 2001	--	$--	$--	$--	$--

Issuance of common stock for services, January 3, 2002	300,000	300	0	0	300

Issuance of common stock for services, June 29, 2002	6,000,000	6,000	0	0	6,000

Issuance of common stock for cash, June 30, 2002	255,000	255	25,245	0	25,500

Issuance of common stock for services, June 30, 2002	305,000	305	30,195	0	30,500

Issuance of common stock for services and investment in subsidiary, June 30, 2002	248,271	248	24,579	0	24,827

Issuance of common stock for cash, October 31, 2002	237,500	237	23,513	0	23,750

Issuance of common stock for services, October 31, 2002	14,750	15	1,460	0	1,475

Less net loss	0	0	0	(79,327)	(79,327)
	--------------	------------	--------------	----------------------	------------
Balance, December 31, 2002	7,360,521	$7,360	$104,992	$(79,327)	$33,025
	========	======	========	=============	=======

The accompanying notes are an integral part of these financial statements.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

	Year ending December 31, 2002	From Inception, Dec. 21, 2002 to Dec. 31, 2002
	-------------------	---------------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(79,327)	$(79,327)
Non-cash items included in net loss
Common stock issued for services	63,102	63,102
Adjustments to reconcile net loss to
cash used by operating activity
Accounts payable increase	2,783	2,783
	-------------------	---------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES	(13,442)	(13,442)

CASH FLOWS FROM INVESTIGN ACTIVITIES
Investment in subsidiary	100	100
	-------------------	---------------------
NET CASH USED BY INVESTIGN ACTIVITIES	100	100

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	493	493
Paid-in capital	48,757	48,757
	-------------------	---------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES	49,250	49,250

NET INCREASE IN CASH	35,708	$35,708
		============
CASH AT BEGINNING OF PERIOD	0
	-------------------
CASH AT END OF PERIOD	$35,078
	===========
SUPPLEMENTAL INFORMATION:
Common stock issued for cash	$492
Common stock issued for services	6,868
Common stock issued and outstanding		$7,360
Paid capital for cash stock sales	$48,758
Paid-in capital-stock issued for services	56,234
Additional paid-in capital		$104,992

The accompanying notes are an integral part of these financial statements.

COFFEE PACIFICA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on December 21, 2001, under the laws of the State of Nevada. The business purpose of the Company is to market green bean organic and non-organic coffee grown in Papua New Guinea, to coffee vendors in the United States and Canada.

The Company will adopt accounting policies and procedures based on the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On January 3, 2002, the Company issued 300k000 common shares, to three individuals considered founders of the Company, for $.001 per share, a total of $300. On June 29, 2002, the Company issued 6,000,000 shares to the same three individuals for $.001 per share, for a total of $6,000. The full $6,300 was applied to invoices for services received as of June 30, 2002.

On June 30, 2002, the Company sold 255,000 shares of its common stock for $.10 per share, for a total of $25,500. $22,500 was received in cash on June 28, 2002, and the remaining $3,000 was received on September 3, 2002.

On June 30, 2002, the company issued a total of 553,271 shares of its common stock at $.10 per share to pay the remainder of invoices for services of $55,227 and a $100 investment in the subsidiary, Coffee Pacifica PNG LTD.

On October 31, 2002, the Company issued 237,500 shares of its common stock at $.10 per share for a total of $23,750 cash. Also on October 31, 2002, the Company issued 14,750 shares of its common stock to pay an invoice for consulting services, at $.10 per share, valued at $1,475.

Invoiced services compensated by stock issuance included travel to Papua New Guinea, to set up the Papua New Guinea operation, incorporation, preparation of the business plan, establishment of a web site, logos and artwork, offering memoranda distribution, and office expenses. The total of such expenses was $63,002 plus the $100 investment in Coffee Pacifica PNG Ltd.

NOTE D WHOLLY-OWNED SUBSIDIARY

On June 21, 2002, Papua New Guinea issued a Certificate of Incorporation to Coffee Pacifica PNG Ltd. Coffee Pacifica Inc. will carry out its Papua New Guinea operations through this wholly owned subsidiary.

NOTE E GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2002. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to sell an additional 1,000,000 shares of its common stock at $1.00 per share for $1,000,000 in order to provide additional capital to begin its principal operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of Coffee Pacifica, Coffee Pacifica has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, Coffee Pacifica will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Furthermore, Coffee Pacifica shall provide to any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable Nevada law. The Board of Directors may in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article. However, Coffee Pacifica has yet to purchase any such insurance and has no plans to do so.

The articles of incorporation of Coffee Pacifica states that a director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions before such repeal or modification.

Other Expenses of Issuance and Distribution

Coffee Pacifica has or will expend fees in relation to this registration statement as detailed below:

Auditors' Fees	$4,000
Transfer Agent Fees	$1,000
Registration Fees	$189
Attorney Fees	$15,000
Printing	$1,000
State and Federal Taxes	$0
Estimated additional expenses	$811
Total	$22,000

Recent Sales of Unregistered Securities

We were incorporated in Nevada on December 21, 2001 and are authorized to issue 75,000,000 shares of common stock with voting rights at a par value of $0.001. As of the date of this prospectus, we have issued 7,360,521 common shares to 321 shareholders. There have been no sales of unregistered securities within the last three years that requires disclosure pursuant to Item 701 of Regulation S-B, except for the following:

On January 3 2002, we issued 300,000 shares of our common stock at a price $0.001 per share to three founders, Shailen Singh, our President and Chief Executive Officer, Jon Yogiyo our director and Brooks Farrell our manager. On June 29,2002, we issued 6,000,000 shares of our common stock at a price of $0.001 per share to Shailen Singh, Jon Yogiyo and Brooks Farrell. All of the shares were issued for expenses paid on our behalf including office expenses, travel expenses to Papua New Guinea, business consulting services including development of our business plan and incorporation services and expenses provided/paid by those individuals. The shares were issued in transactions which we believe satisfy the requirements of certain exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, pursuant to Section 4(2) the Securities Act of 1933, as amended (the "Act") and Rule 504 of Regulation D promulgated pursuant to the Act. The shares were issued in exchange for expenses paid and for services provided to us, which were valued at $6,300. At the time of sale, we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, we were not an investment company, we had a specific business plan at the time we sold the securities. The total value of the sales was under one million dollars ($1,000,000); the offering was limited in its scope to our founders and no general solicitation or advertising was utilized in making the offering.

On June 30, 2002 we entered into multiple offering transactions, each of which qualified for one or more exemptions from registration under the Act. On that date we issued 305,000 shares of our common stock to 305 residents of Papua New Guinea at $.10 per share, raising a total of $30,500. Each offeree/purchaser was a non-accredited investor as that term is defined under the Act. This offer was exempt from registration and prospectus delivery requirements under Rule 504 of Regulation D. The offering, even if integrated with every other offering held within six months prior or subsequent to the offering, was for an amount less than $1,000,000; there was no general solicitation or advertising of the offering; we reasonably believed, based upon information provided to us, that the purchasers were acquiring the shares for investment purposes; we informed the purchasers that the shares were not registered under the Act and therefore could not be re-sold except pursuant to subsequent registration of those shares or pursuant to an available exemption thereto; we placed a restrictive legend on the share certificates informing readers of the restrictions on the transferability and sale of the securities. We reasonably relied upon each non-accredited investors' representations and warranties that he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment. Each investor had adequate access to sufficient information about us to make an informed investment decision. At the time of sale, we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, we were not an investment company, we had a specific business plan at the time we sold the securities.

On June 30, 2002 we issued 255,000 shares at $.10 per share for a total raised of $25,500, to five (5) persons in a offer/sale exempt from registration pursuant to Section 4(2) and Rule 504 of Regulation D of the Act. This was a non-public offering made to friends, family and professional acquaintances of the management of Coffee Pacifica. The sale was to a small number of purchasers; the monetary amount raised was small (even when integrated with all sales within a 6 month period); and no general solicitation or advertising was used. After inquiry as to the financial sophistication of the investors, including submission of an investor questionnaire, we believed each purchaser was financially sophisticated and able to purchase shares of Coffee Pacifica. We relied upon each non-accredited investors' representations and warranties that he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment. Each investor was given an information disclosure document prior to investing and had adequate access to sufficient information about us to make an informed investment decision. At the time of sale, we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, we were not an investment company, we had a specific business plan at the time we sold the securities. The purchasers were informed of the restrictions on the transferability and sale of the shares and each share certificate contained a legend informing the reader of the restrictions applicable to the shares.

On June 30, 2002 we issued 238,666 shares at $.10 per share for a total raised of $23,866, to four (4) persons in a offer/sale exempt from registration pursuant to Section 4(2) and Rule 504 of Regulation D of the Act. This was a non-public offering made to friends, family and professional acquaintances of the management of Coffee Pacifica. The sale was to a small number of purchasers; the monetary amount raised was small (even when integrated with all sales within a 6 month period); and no general solicitation or advertising was used. After inquiry as to the financial sophistication of the investors, including submission of an investor questionnaire, we believed each purchaser was financially sophisticated an able to purchase shares of Coffee Pacifica. We relied upon each non-accredited investors' representations and warranties that he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment. Each investor was given an information disclosure document prior to investing and had adequate access to sufficient information about us to make an informed investment decision. At the time of sale, we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, we were not an investment company, we had a specific business plan at the time we sold the securities. The purchasers were informed of the restrictions on the transferability and sale of the shares and each share certificate contained a legend informing the reader of the restrictions applicable to the shares.

On June 30, 2002 we issued 9,605 shares at $.10 per share for a total raised of $960.50, to one (1) person (Brooks Farrell, denoted herein as a significant employee of Coffee Pacifica) in an offer/sale exempt from registration pursuant to Section 4(2) and Rule 504 (of Regulation D) of the Act. This was a non-public offering made to an individual that was a friends and professional acquaintance of the management of Coffee Pacifica. The sale was to an individual purchaser; the monetary amount raised was small (even when integrated with all sales within a 6 month period); and no general solicitation or advertising was used. After inquiry as to the financial sophistication of the investor, including submission of an investor questionnaire, we believed the purchaser was financially sophisticated an able to purchase shares of Coffee Pacifica. The purchaser was informed of the restrictions on the transferability and sale of the shares and each share certificate contained a legend informing the reader of the restrictions applicable to the shares. We relied upon the investor's representations and warranties that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment. The investor was given an information disclosure document prior to investing and had adequate access to sufficient information about us to make an informed investment decision. At the time of sale, we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, we were not an investment company, we had a specific business plan at the time we sold the securities.

On October 31, 2002, we issued 237,500 shares at $.10 per share to 8 for cash payment of $23,750 and also issued 14,750 shares at $.10 per share to a shareholder for $1,475 worth of consulting services. No underwriters were used, and no commissions or other remuneration were paid except to Coffee Pacifica. The shares were issued in transactions that satisfy the requirements of Section 4(2), Rule 504 of Regulation D and Regulation S of that the Act. Specifically, the offer was made to "non-accredited investors", as that term is defined under applicable federal and state securities laws. Based upon information provided by the investors via questionnaire designed to ascertain the financial and investing sophistication of the investors we believed, based upon our independent analysis, the non-accredited investors possessed the necessary sophistication to invest in our company. We relied upon each non-accredited investors' representations and warranties that he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment. Each investor was given an information disclosure document prior to investing and had adequate access to sufficient information about us to make an informed investment decision. At the time of sale, we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, we were not an investment company, we had a specific business plan at the time we sold the securities.

The offerings were exempt from registration pursuant to Regulation S as an offshore transaction not directed or made to a US person or for the account or benefit of a US person. The shares issued by Coffee Pacifica pursuant to the Regulation S exemption are subject to the following restrictions that are contained within Rule 903 (Category 3) of Regulation S. The purchasers all agreed to not resell their shares except: pursuant to the provisions of Regulation S; pursuant to registration of the shares under the Securities Act of 1933; or pursuant to an available exemption. The purchasers are also forbidden to engage in any hedging transactions with respect to the shares issued pursuant to the Regulation S exemption unless such transactions are in compliance with the Securities Act of 1933. The certificates contain a restrictive legend setting forth those restrictions. Coffee Pacifica is required to refuse to register the transfer of any securities not sold pursuant to Regulations S unless those securities are in bearer form or any applicable foreign law prohibits such restriction. In such events, Coffee Pacifica is required to implement such reasonable processes as are necessary to ensure no transfer is affected except in compliance with Regulation S, pursuant to registration under the Securities Act of 1933 or an available exemption. The money received from the private placement was used to pay Coffee Pacifica's expenses to date and a balance of $14,853 cash was deposited in our bank account as of March 31, 2003.

Exhibits.

3.1
	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed
5	Opinion re: Legality	Previously Filed
21	Subsidiaries of Coffee Pacifica	Previously Filed
23.1	Consent of Accountant	Included
23.2	Consent of Attorney (Included in Ex. 5)	Previously Filed
99.1	Primary Offering Subscription Agreement	Previously Filed
99.2	Copy of Stock Certificate Showing Restrictive Legend	Previously Filed

Undertakings.

Coffee Pacifica, Inc. hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment, any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Coffee Pacifica has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Coffee Pacifica will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Coffee Pacifica will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Coffee Pacifica under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Coffee Pacifica, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 6th day of June, 2003.

COFFEE PACIFICA, INC.

/s/ Shailen Singh_______________________________

Shailen Singh, President, Chief Executive Officer, Chief Financial Officer, Secretary, Controller and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated

/s/ Shailen Singh_____________________________

Shailen Singh, President, Chief Executive Officer, Chief Financial Officer, Secretary, Controller and Director

/s/ V.S. Jon Yogiyo_____________________________

V.S. Jon Yogiyo, Director